EXHIBIT 2.1

ASSET PURCHASE AGREEMENT

between

BANZAI INTERNATIONAL, INC.,
a Delaware corporation,
as Buyer

BANZAI CS ACQUISITION, INC.,

a Delaware corporation,

as Acquisition Sub

and

CONNECTANDSELL, INC.,
a Delaware corporation,
as Seller

dated

July 2, 2026

LIST OF APPENDICES, EXHIBITS AND SCHEDULES

Appendix I ― Defined Terms

Exhibit A ― Purchased Assets

Exhibit B ― Excluded Assets

Exhibit C ― Assumed Liabilities

Exhibit D ― Purchase Price Statement

Exhibit E ― Assignment and Bill of Sale

Exhibit F ― Form of Pre-Funded Warrant

Exhibit G ― Form of Registration Rights Agreement

Exhibit H ― Form of Employee Indebtedness Note

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 2, 2026 (the “Agreement Date”) by and among ConnectAndSell, Inc., a Delaware corporation (“Seller”), Banzai International, Inc., a Delaware corporation (“Buyer”), and Banzai CS Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Buyer (“Acquisition Sub”). Seller, Buyer, and Acquisition Sub are each referred to individually as a “Party,” and, collectively, as the “Parties.”

RECITALS

WHEREAS, Seller is in the business of providing a Human + AI conversation enablement platform to help B2B sales teams reach targeted decision-makers and execute at scale by delivering targeted sales conversations across enterprise and mid-market organizations (the “Business”);

WHEREAS, in connection with the Transaction, Buyer has formed Banzai CS Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Buyer, for the purpose of acquiring the Purchased Assets and assuming the Assumed Liabilities at the Closing, as more fully described herein;

WHEREAS, Seller wishes to sell and assign to Acquisition Sub (as directed by Buyer), and Buyer and Acquisition Sub wish to purchase and assume from Seller, the rights and obligations of Seller to the Purchased Assets and the Assumed Liabilities (as defined herein), subject to the terms and conditions set forth herein (the “Transaction”);

WHEREAS, in connection with the Transaction, and as partial consideration therefor, Buyer desires to issue to Seller, in a transaction exempt from the registration requirements in reliance upon Section 4(a)(2) of the Securities Act, shares of Buyer Class A Common Stock (the “Shares”) and/or a pre-funded warrant to purchase Shares (the “Pre-Funded Warrants”) substantially in the form attached hereto as Exhibit F;

WHEREAS, the board of directors of Buyer and Seller have unanimously: (a) approved and declared advisable this Agreement and the other Transaction Documents, and (b) determined that this Agreement, the Transaction Documents, and the transactions contemplated thereby are in the best interest of Buyer, the stockholders of Buyer, Seller, and the stockholders of Seller;

WHEREAS, at the closing of the Transactions, Buyer will enter into and deliver a registration rights agreement (the “Registration Rights Agreement”) substantially in the form attached hereto as Exhibit G, to Seller, pursuant to which, among other things, Buyer will agree to register for resale on an applicable Securities Act registration statement the Shares of Buyer and the Shares of Buyer issuable upon exercise of the Pre-Funded Warrants;

WHEREAS, in order to terminate certain rights previously granted to FE IV OR Aggregator, LLC, an Affiliate of Five Elms Capital Management, LLC (“Five Elms”), Buyer has canceled the single outstanding share of Series FE Preferred Stock and terminated all rights, preferences, privileges, and obligations associated therewith; and

WHEREAS, the Buyer Major Stockholder has executed and delivered a voting and support agreement (the “Voting and Support Agreement”) to Buyer, pursuant to which, among other things, the Buyer Major Stockholder agreed to, at any duly called annual or special meeting of the stockholders of Buyer, and in any action by written consent of the stockholders of Buyer, vote or consent all of the Subject Shares in favor of the issuance of Shares underlying the Pre-Funded Warrants, as contemplated by this Agreement and required by Nasdaq listing standards;

WHEREAS, Seller has obtained and delivered to Buyer email confirmations from customers that are party to Assigned Contracts that require the consent of such customer for the assignment thereof to Acquisition Sub (or Buyer, as applicable), representing in the aggregate not less than ninety percent (90%) of the aggregate annualized recurring revenue attributable to all Assigned Contracts requiring such consent (measured as of the last day of the calendar month immediately preceding the Closing Date);

WHEREAS, certain employees of Seller have executed and delivered to Buyer an employment offer letter with a restrictive covenant agreement, effective as of the Closing;

WHEREAS, after the Agreement Date, Buyer will consummate a private placement offering of its equity and/or debt securities which results in net proceeds to Buyer in amount that is no less than the sum of the First Deferred Cash Payment and the Second Deferred Cash Payment (the “Private Placement”).

NOW, THEREFORE, for and in consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION
1.1
Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in Appendix I, unless the context otherwise requires.
1.2
Recitals. The Recitals in this Agreement are hereby incorporated in this Agreement and made part of the Agreement of the Parties.
1.3
References and Rules of Construction. All references in this Agreement to Appendices, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Appendices, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Appendices, Exhibits and Schedules referred to herein are attached hereto and by this reference incorporated herein for all purposes. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision unless expressly so limited. The words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the foregoing in any respect.” All references to “$” or “dollars” shall be deemed references to United States Dollars.
ARTICLE II

PURCHASE AND SALE
2.1
Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell, and Buyer agrees to purchase (and to direct the transfer of title to Acquisition Sub), all of Seller’s right, title and interest in and to the assets described on Exhibit A attached hereto (the “Purchased Assets”), free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance (“Encumbrance”) other than Permitted Encumbrances. At the Closing, title to the Purchased Assets shall vest in Acquisition Sub.
2.2
Excluded Assets. Neither Buyer nor Acquisition Sub shall purchase, and Seller shall not sell, any assets other than the Purchased Assets, including, without limitation, the assets set forth on Exhibit B attached hereto (the “Excluded Assets”).
2.3
Liabilities. Acquisition Sub agrees to assume, perform, and pay and discharge when due, those (and only those) liabilities of Seller expressly listed on Exhibit C attached hereto (collectively the “Assumed Liabilities”), and Buyer hereby guarantees the performance and payment of all Assumed Liabilities by Acquisition Sub. Except as expressly set forth in the preceding sentence, neither Buyer nor Acquisition Sub shall assume or become obligated in any way to pay any liabilities, debts or obligations of Seller whatsoever. All liabilities, debts and obligations of Seller not expressly assumed by Acquisition Sub hereunder are hereinafter referred to as the “Excluded Liabilities.” The Excluded Liabilities include, without limitation: (i) any liabilities or obligations now or hereinafter arising from Seller’s Business activities prior to the Closing including any contingent liabilities, whether disclosed or not; (ii) any and all employment-related claims, obligations or liabilities of Seller or any of its Affiliates arising prior to or in connection with the Closing, including any compensation, severance, bonus, equity-based compensation, change-of-control payments or similar obligations, whether fixed, contingent, disputed or undisputed, known or unknown, and whether arising under any contract, plan, policy, Law or otherwise, including any claims asserted by or on behalf of Hitesh Shah; and (iii) any and all fees, commissions, expenses or other amounts owed or payable to any broker, finder, investment banker or financial advisor engaged by or on behalf of Seller in connection with the transactions contemplated by this Agreement, including any success fees, tail fees or similar compensation, whether or not disclosed in this Agreement or the Disclosure Schedules.
ARTICLE III

PURCHASE PRICE
3.1
Purchase Price.
(a)
The aggregate consideration for the purchase, sale and assignment of the Purchased Assets by Seller to Acquisition Sub (as directed by Buyer) (the “Purchase Price”) shall consist of (i) cash and Shares (or Pre-Funded Warrant in lieu of Shares) with an aggregate value of $8,450,000 (the “Closing Consideration”), (ii) a first deferred cash payment in the amount of $1,500,000 (the “First Deferred Cash Payment”) (iii) a second deferred cash payment in the amount of $3,250,000 (the “Second Deferred Cash Payment”), (iii) up to $2,000,000 in earn-out payments contingent upon the achievement of certain revenue targets following the Closing Date (the “Earn-Out Consideration”), and (iv) the assumption of the Assumed Liabilities.
(b)
The number of Shares to be issued pursuant to this Agreement (including in respect of any Earn-Out Consideration) shall be determined based on the VWAP prior to such issuance.
(c)
The Closing Consideration shall be comprised of: (i) 750,000, payable in cash; (ii) $5,900,000, payable in (x) 294,917 Shares (which equal 9.99% of the number of Shares outstanding immediately following such issuance (of which the Holdback Shares shall be withheld in accordance with Section 3.4)) and (y) a Pre-Funded Warrant to purchase 1,685,175 Shares, and (iii) $1,800,000, evidenced by the Employee Indebtedness Note, payable in equal quarterly installments in cash; provided that if Buyer and Seller mutually agree the payment may be made in Shares (valued based on the VWAP of such shares). Attached as Exhibit D is a written statement setting forth the allocation of the Closing Consideration among cash, Shares and Pre-Funded Warrants, including the calculation of the VWAP as of the Agreement Date (the “Closing VWAP”) used to determine the number of Shares and Pre-Funded Warrants comprising each applicable portion of the Closing Consideration (the “Purchase Price Statement”).
(d)
If the VWAP of the Shares over the five (5) trading days immediately preceding the earlier of (x) the 120th day following the Closing Date and (y) the S-3 Effective Date (such date, the “Measurement Date”) is less than the Closing VWAP, then on the 5th day following the Measurement Date, Buyer will issue to Seller an additional number of Shares equal to the difference between (i) the number of Shares (including Shares issuable upon exercise of the Pre-Funded Warrant) that would have been issued on the Closing Date pursuant to Section 3.1(c) using the VWAP over the five (5) trading days immediately preceding the Measurement Date, and (ii) the number of Shares (including Shares issuable upon exercise of the Pre-Funded Warrant) issued pursuant to Section 3.1(c) on the Closing Date; provided, that in no event shall the VWAP used for purposes of this Section 3.1(d) be less than eighty-five percent (85%) of the Closing VWAP. If the S-3 Effective Date occurs after the 90th day following the Closing Date primarily as a result of Seller’s failure to timely provide information reasonably requested by Buyer (which information is in the possession of Seller and is required to be included in the Resale Registration Statement) for inclusion in the Resale Registration Statement, then the Measurement Date shall be deemed to be the 90th day following the Closing Date.
(e)
Buyer shall pay the First Deferred Cash Payment to Seller as soon as it has available cash to make this payment, and in any event within thirty (30) days of the Closing Date.
(f)
Buyer shall pay the Second Deferred Cash Payment to Seller within three (3) Business
Days following the earlier of (i) the date that the U.S. Securities and Exchange Commission (the “SEC”) declares effective the registration statement covering the securities issued in the Private Placement, and (ii) December 31, 2026;
provided that if Buyer does not have sufficient available cash to make such payment within such three (3) Business
Day period, Buyer shall have an additional fifteen (15) Business Days to make such payment; provided further that if the Second Deferred Cash Payment becomes due and payable after September 30, 2026, the amount of the Second
Deferred Cash Payment will be increased by an amount equal to simple interest on the Second Deferred Cash Payment from September 30, 2026 until paid, calculated at an annual interest rate of eight percent (8%).

(g)
Notwithstanding the foregoing, the due date for the First Deferred Cash Payment set forth in Section 3.1(e) and the due date for the Second Deferred Cash Payment set forth in Section 3.1(f) may each be modified by mutual written agreement of Buyer and Seller.
3.2
Earn-Out. Subject to the terms and conditions of this Agreement, Buyer shall pay to Seller additional contingent consideration during the twelve (12)-month period following the Closing Date (the “Earn-Out Period”) as follows:
(a)
Base Earn-Out. Buyer shall pay to Seller $2,000,000 (the “Base Earn-Out Consideration”), payable in cash or, at Buyer’s option, in Shares and/or Pre-Funded Warrants (valued based on the VWAP of such shares over the five (5) trading days immediately preceding the payment date), if Year 1 MRR is greater than or equal to ninety-five percent (95%) of the Closing MRR.
(b)
Performance Earn-Out. If Year 1 MRR exceeds the Closing MRR, Buyer shall pay to Seller consideration in addition to the Base Earn-Out Consideration (the “Performance Earn-Out Consideration”), payable in Shares and/or Pre-Funded Warrants (valued based on the VWAP of such shares over the five (5) trading days immediately preceding the payment date), equal to (i) three (3) times the amount by which Year 1 MRR exceeds the Closing MRR, if such excess is less than or equal to $333,333; or (ii) six (6) times such excess, if such excess is greater than $333,333.
(c)
Definitions. For purposes of this Section 3.1(d):
(i)
“Closing MRR” means the Monthly Recurring Revenue of the Business as of the last day of the calendar month immediately preceding the Closing Date.
(ii)
“Year 1 MRR” means the average of the Monthly Recurring Revenue of the Business for each of the twelve (12) calendar months immediately following the Closing Date.
(iii)
“Monthly Recurring Revenue” or “MRR” means, as of the end of any calendar month, the average of GAAP revenue recognized over the three (3)-month period ending on the last day of such month.
(d)
Determination and Payment.
(i)
Within 60 days following the end of the Earn-Out Period, Buyer shall prepare and deliver to Seller a statement (the “Earn-Out Statement”) setting forth its calculation of the amounts payable under this Section 3.1(d), together with reasonable supporting detail. If Seller does not deliver to Buyer notice of its objection to the Earn-Out Statement (an “Earn-Out Statement Objection”) within thirty (30) days of receipt of the Earn-Out Statement (the “Earn-Out Statement Review Period”), then such Earn-Out Statement shall automatically be deemed final for all purposes following the end of the Earn-Out Statement Review Period. An Earn-Out Statement Objection shall (i) specify in reasonable detail the nature of any objection so asserted, and (ii) specify the line item or items in the Earn-Out Statement with which Seller disagrees and the amount of each such line item or items as calculated by Seller. If Seller shall have provided Buyer with an Earn-Out Statement Objection within the Earn-Out Statement Review Period, Buyer and Seller shall attempt in good faith to reach an agreement as to the matters in dispute. If Buyer and Seller shall have failed to resolve such disputed matters within thirty (30) days after receipt by Buyer of an Earn-Out Statement Objection (or such longer period as mutually agreed by Buyer and Seller), then any such disputed matter may at any time thereafter be referred to an independent accounting firm of national standing to be mutually agreed upon by Buyer and Seller (the “Independent Accounting Firm”).
(ii)
Buyer and Seller shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary and reasonably related to the disputed items to cooperate with the Independent Accounting Firm in its resolution of the dispute. The determination of the Independent Accounting Firm will be binding upon the Parties and will be made as promptly as practicable but in no event later than thirty (30) days following referral of the disputed matter to the Independent Accounting Firm. The fees and expenses of the Independent Accounting Firm shall be borne by Buyer, on the one hand, and Seller, on the other hand, in inverse proportion as they may prevail as to the matters resolved by the Independent Accounting Firm, which proportionate allocation shall also be determined by the Independent

Accounting Firm and shall be included in the Independent Accounting Firm’s written report. In connection with the resolution of any such dispute, each of the Parties shall pay its own fees and expenses, including legal, accounting and consulting fees and expenses.
(iii)
The Earn-Out Statement shall be deemed to have become finally determined upon the earlier of (i) the date that Seller notifies Buyer in writing that it agrees with the Earn-Out Statement and is irrevocably waiving any right to deliver an Earn-Out Statement Objection, (ii) the fifth (5th) Business Day after the Earn-Out Statement Review Period concludes if Seller has not sent an Earn-Out Statement Objection during such Earn-Out Statement Review Period, (iii) if Seller has sent an Earn-Out Statement Objection during the applicable Earn-Out Statement Review Period, the first Business Day after Buyer and Seller resolve any and all disputes and agree upon the Earn-Out Consideration, and (iv) the first Business Day the Independent Accounting Firm resolves any dispute with respect to the Earn-Out Consideration.
(e)
Earn-Out Covenants. During the Earn-Out Period, Buyer shall not, and shall cause Acquisition Sub and its other Affiliates not to, without the consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed: (i) fail to maintain adequate books and records for the purpose of accurately calculating, tracking and measuring MRR, (ii) enter into any material transaction with Buyer or any Affiliate of Buyer that is not on arms’ length, market rate terms and that would reasonably be expected to reduce MRR or otherwise materially impair achievement of the applicable Earn-Out Consideration milestones; provided however, that ordinary course intercompany cost allocations, shared services arrangements and similar administrative arrangements shall not be subject to this clause (ii), (iii) materially reduce, reassign, or otherwise fail to maintain commercially reasonable sales, marketing and go-to-market personnel, resources and support dedicated to the Business in a manner that would reasonably be expected to materially impair achievement of the applicable Earn-Out Consideration milestones; provided, however, that nothing in this clause (iii) shall restrict Buyer from making good-faith resource allocation decisions across its business in the ordinary course, so long as Buyer continues to maintain a commercially reasonable level of sales, marketing and go-to-market support for the Business, or (iv) take any action, or omit to take any action, the intent or purpose of which is to reduce, circumvent or avoid the payment of any Earn-Out Consideration, or that would reasonably be expected to materially impair or prevent the achievement of the applicable Earn-Out Consideration milestones.
3.3
Intellectual Property Licensing; Revenue Sharing.
(a)
Revenue Share. From and after the Closing, in the event that Buyer or any of its Affiliates enters into any agreement with a third party for the license or other commercialization of any intellectual property of the Business or related to the Purchased Assets (including, without limitation, patents, AI models, call data analytics, source code or related technology) (each, an “IP Agreement”), and such opportunity was, or following the Closing, is, identified, sourced or introduced by Seller, Buyer shall pay to Seller an amount equal to eighty percent (80%) of all Net Proceeds actually received by Buyer or its Affiliates pursuant to such IP Agreement. For the avoidance of doubt, Buyer shall have no obligation to enter into any IP Agreement and shall retain sole discretion with respect to the pursuit, negotiation and execution of any such arrangements.
(i)
Within thirty (30) days following the end of each calendar quarter, Buyer shall prepare and deliver to Seller a statement (the “Net Proceeds Statement”) setting forth its calculation of all Net Proceeds received pursuant to any IP Agreement. Each Net Proceeds Statement shall also include any Net Proceeds received after the end of any prior calendar quarter that were attributable to any prior reporting period and were not reflected in any previous Net Proceeds Statement. If Seller does not deliver to Buyer notice of its objection to the Net Proceeds Statement (a “Net Proceeds Objection”) within thirty (30) days of receipt of any Net Proceeds Statement (the “Net Proceeds Statement Review Period”), then such Net Proceeds Statement shall automatically be deemed final for all Net Proceeds received pursuant to any IP Agreement during the applicable calendar quarter. If Seller shall have provided Buyer with a Net Proceeds Objection within the Net Proceeds Statement Review Period, Buyer and Seller shall attempt in good faith to reach an agreement as to the matters in dispute. If Buyer and Seller shall have failed to resolve such disputed matters within thirty (30) days after receipt by Buyer of a Net Proceeds Objection (or such longer period as mutually agreed by Buyer and Seller), then any differences remaining between them at such point shall be submitted for resolution to an Independent Accounting Firm under the procedure set forth in Section 3.2(d), mutatis mutandis, and the resolution of the disputed issues by the Independent Accounting Firm, together with any mutually agreed provisions, shall constitute the Net Proceeds.

(ii)
For purposes of this Section 3.3, “Net Proceeds” means the gross amounts actually received by Buyer or its Affiliates under any IP Agreement, less (i) reasonable and documented out-of-pocket costs and expenses incurred by Buyer or its Affiliates in connection with the negotiation, execution and performance of such IP Agreement, including any third-party fees, and (ii) any revenue sharing, cost-sharing or similar payments payable to third parties pursuant to such IP Agreement. Buyer shall pay any amounts due to Seller pursuant to this Section 3.3(a)(ii) within ninety (90) days following receipt by Buyer or its applicable Affiliate of the corresponding payments under the applicable IP Agreement.
(b)
Sieve License. Subject to applicable customer agreements, privacy policies and applicable Law, Buyer hereby grants to Seller a limited, non-exclusive, non-transferable (except as set forth below), perpetual, fully paid-up, royalty-free license to use certain intellectual property and customer data of the Business solely for purposes of Seller’s partnership with Sieve Technology AI. Buyer shall make such intellectual property and customer data readily available to Seller for the foregoing purpose. Notwithstanding the foregoing, such license is transferable in connection with a sale of Seller or the assets that relate to its partnership with Sieve Technology AI; provided, that in no event shall such license be transferred to any Person that directly competes with Buyer or any of its Affiliates in any material respect without Buyer’s prior written consent, which may be withheld in Buyer’s sole and absolute discretion.
3.4
Holdback. A number of Shares being issued to Seller at the Closing equal to $1,340,000 (based on the Closing VWAP) are being withheld by Buyer at the Closing and will be retained for a period of twelve (12) months following the Closing Date as security for the indemnification obligations of Seller pursuant to this Agreement (the “Holdback Shares”).
3.5
Allocation of Purchase Price and Allocated Values. Within ninety (90) days of the Closing Date, Buyer and Seller shall use commercially reasonable efforts to agree upon an allocation of the Earn-Out Consideration, the Employee Indebtedness Note and each other component of Purchase Price among the Purchased Assets prior to the Closing (the “Allocated Value”), in accordance with section 1060 of the Code and as set forth in this Agreement. The Parties shall utilize the Allocated Values for purposes of all federal, state and local Tax Returns, including Internal Revenue Service Form 8594, and neither any Party nor any of their Affiliates shall take any position on any Tax Return that is inconsistent with such Allocated Values, unless such position is mutually agreed by the Parties or required to be taken pursuant to a final determination, as defined in section 1313 of the Code.
3.6
Ownership Limitations.
(a)
Notwithstanding any other provision of this Agreement, under no circumstances shall Buyer issue Shares to Seller pursuant to the terms of this Agreement to the extent that, after giving effect to such issuance, Seller, together with any Affiliates thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Buyer Class A Common Stock outstanding immediately following the Closing (the “Beneficial Ownership Limitation”). In addition, notwithstanding any other provision of this Agreement, under no circumstances shall Buyer issue Shares to Seller pursuant to the terms of this Agreement to the extent that the aggregate number of Shares so issued would exceed 19.99% of the total number of shares of Buyer Class A Common Stock and shares of Buyer Class B Common Stock outstanding immediately prior to the Closing. If and to the extent the Beneficial Ownership Limitation prevents Buyer from issuing consideration comprised exclusively of Shares, then Buyer instead shall issue as consideration (i) the maximum number of Shares that may be issued without exceeding the Beneficial Ownership Limitation, and (ii) a Pre-Funded Warrant exercisable for the number of Shares the issuance of which was prevented by application of the Beneficial Ownership Limitation. Each Pre-Funded Warrant shall be exercisable pursuant to the terms thereof for one Share, at an exercise price of $0.0001. All Pre-Funded Warrants will be registered in Buyer’s books and will not be listed for trading on any stock exchange or trading market.
(b)
Following the Closing, and until such time that the Stockholders’ Approval is obtained, on the following matters presented to the stockholders of Buyer for their action or consideration at any meeting of the stockholders of Buyer, Seller, in its position as holder of any shares of Buyer common stock, shall not be entitled to vote: (i) to approve any amendment to this Agreement or the Pre-Funded Warrants to delete any ownership limitations set forth herein or therein, or (ii) to approve and effect any other matters to the extent that Seller would be able to receive Shares pursuant to this Agreement to the extent that Seller’s collective beneficial ownership would exceed 19.99% of the total number of shares of Buyer Class A Common Stock and shares of Buyer Class B Common Stock outstanding immediately prior to the Closing.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer and Acquisition Sub the following as of the Agreement Date and as of the Closing Date:

4.1
Organization, Existence and Qualification. Seller is a corporation, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform the transactions contemplated hereby.
4.2
Authority, Approval and Enforceability. Seller has full power and authority to enter into and perform this Agreement, the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery and performance by Seller of this Agreement have been duly and validly authorized and approved by all necessary action on the part of Seller. This Agreement is (and the Transaction Documents when executed and delivered by it will be) the valid and binding obligations of Seller, and enforceable against it, in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
4.3
No Conflicts. Except as set forth in Section 4.3 of the Disclosure Schedules, the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated herein will not (a) conflict with or result in a breach of any provisions of the organizational documents of Seller, (b) result in a default under or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or other agreement by which any of the Purchased Assets may be bound or (c) violate any Law applicable to Seller or any of its property.
4.4
Consents. Except as set forth on Section 4.4 of the Disclosure Schedules, neither the execution, delivery and performance of this Agreement or any Transaction Document to which it is a party, nor the consummation of the transactions contemplated hereby or thereby, will require Seller to obtain any Consent or Governmental Authorization of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person.
4.5
Title to Purchased Assets; Condition. Seller owns and has good title to the Purchased Assets (or in the case of leased assets, valid leasehold interests in such assets), free and clear of Encumbrances, other than Permitted Encumbrances. Seller’s tangible personal property included in the Purchased Assets is in good condition and is adequate for the uses to which it is currently being put, and none of such tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.
4.6
Intellectual Property.
(a)
Section 4.6(a) of the Disclosure Schedules lists all Intellectual Property (i) owned by Seller (“Owned IP”), and (ii) licensed to Seller (“Licensed IP”) included in the Purchased Assets (“Purchased IP”). Seller owns all of the Owned IP, or has adequate, valid and enforceable rights to use all the Licensed IP, each comprising the Purchased IP, free and clear of all Encumbrances other than Permitted Encumbrances, and to assign the agreements covering the Licensed IP to Buyer. Seller is not bound by any outstanding judgment, injunction, order or decree restricting the use of the Purchased IP or restricting the licensing thereof to any person or entity.
(b)
With respect to the registered Intellectual Property listed on Section 4.6(b) of the Disclosure Schedules, (i) all such Intellectual Property is valid, subsisting and in full force and effect; and (ii) Seller has paid all maintenance fees and made all filings required to maintain Seller’s ownership thereof. For all such registered Intellectual Property, Section 4.6(b) of the Disclosure Schedules lists (A) the jurisdiction where the application or registration is located; (B) the application or registration number; and (C) the application or registration date.

(c)
To Seller’s Knowledge, Seller’s prior and current use of the Purchased IP has not and does not infringe, violate, dilute or misappropriate the Intellectual Property of any person or entity and there are no claims pending or threatened in writing by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of the Purchased IP. To Seller’s Knowledge, no person or entity is infringing, misappropriating, diluting or otherwise violating any of the Purchased IP, and neither Seller nor any Affiliate of Seller has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.
4.7
Assigned Contracts. Section 4.7 of the Disclosure Schedules includes each contract included in the Purchased Assets and being assigned to Acquisition Sub and assumed by Acquisition Sub (and guaranteed by Buyer) (the “Assigned Contracts”). Each Assigned Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. None of Seller or, to Seller’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under) or has provided or received any notice of any intention to terminate, any Assigned Contract. To Seller’s Knowledge, no event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Assigned Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder. Complete and correct copies of each Assigned Contract have been made available to Buyer. There are no disputes pending or threatened in writing under any Assigned Contract.
4.8
Permits. Section 4.8 of the Disclosure Schedules lists all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained from a Governmental Authority included in the Purchased Assets (the “Transferred Permits”). The Transferred Permits are valid and in full force and effect. All fees and charges with respect to such Transferred Permits as of the date hereof have been paid in full. To Seller’s Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Transferred Permit.
4.9
Compliance with Laws. Seller has complied in the past three (3) years, and is now complying, with all applicable federal, state and local Laws applicable to ownership and use of the Purchased Assets, in each case in all material respects.
4.10
Legal Proceedings. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s Knowledge, threatened against or by Seller (a) relating to or affecting the Purchased Assets or the Assumed Liabilities; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.
4.11
Brokers. Except as set forth on Section 4.11 of the Disclosure Schedules, no Person has acted directly or indirectly as a broker, finder, investment banker or financial advisor for Seller in connection with the transactions contemplated by this Agreement, and no Person is entitled to any fee, commission, success fee, tail fee or similar compensation from Seller, Buyer or any of their respective Affiliates in connection with the transactions contemplated by this Agreement. Section 4.11 of the Disclosure Schedules sets forth a true, correct and complete list of all Persons engaged by or on behalf of Seller as a broker, finder, investment banker or financial advisor in connection with the transactions contemplated by this Agreement, together with the material terms of any engagement letter, fee arrangement or other agreement with each such Person, including the amount or method of calculation of any fees, commissions or other compensation payable thereto. All costs and fees payable to any Person listed on Section 4.11 of the Disclosure Schedules are Excluded Liabilities and Seller shall be solely responsible for the payment and satisfaction of all such amounts.
4.12
Financial Statements. Seller has delivered to Buyer true, correct and complete copies of (a) the audited financial statements of the Business as of and for the fiscal years ended December 31, 2024 and December 31, 2025, and (b) unaudited financial statements of the Business as of and for the quarter ended March 31, 2026 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), applied on a consistent basis throughout the periods indicated, and fairly present in all material respects the financial condition and results of operations of the Business as of the dates and for the periods indicated therein, subject, in the case of interim Financial Statements, to normal and recurring year-end adjustments and the absence of footnotes; provided, that the Financial Statements and the foregoing representations and warranties are qualified by the fact that the Business has not operated as a separate standalone entity and therefore the Financial Statements may not include all of the costs necessary for the Business to operate as a separate standalone entity.

4.13
Taxes. All income and other material Tax Returns required to be filed by Seller with respect to the Business or the Purchased Assets have been timely filed (taking into account any applicable extensions). All such Tax Returns are true, correct and complete in all material respects. All income and other material Taxes due and owing by Seller with respect to the Business or the Purchased Assets (whether or not shown on any Tax Return) have been paid timely. There are no audits, examinations, investigations or other proceedings pending or threatened in writing with respect to any Taxes or Tax Returns of Seller relating to the Business or the Purchased Assets. There are no Encumbrances for Taxes upon any of the Purchased Assets, other than Permitted Encumbrances. Seller has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party in connection with the Business. Seller has not waived any statute of limitations in respect of income or other material Taxes or agreed to any extension of time with respect to an income or other material Tax assessment or deficiency relating to the Business or the Purchased Assets, which extension is in effect as of the date hereof or will be in effect beyond the Closing Date other than as a result of an automatic extension to extend the time for filing any Tax Return obtained in the ordinary course of business.
4.14
Employee and Labor Matters. Section 4.14 of the Disclosure Schedules sets forth a true, correct and complete list of all employees of the Business as of the Agreement Date, including each employee’s title or position, date of hire, annual base salary or hourly wage rate, and status as exempt or non-exempt under the Fair Labor Standards Act and applicable state law. Section 4.14 of the Disclosure Schedules also sets forth a true, correct and complete list of (i) all employment, consulting, severance, change-of-control, retention, bonus, equity compensation or similar agreements or arrangements between Seller or any of its Affiliates and any current or former employee, officer, director or consultant of the Business, (ii) all amounts that are or may become payable by Seller or any of its Affiliates to any current or former employee, officer, director or consultant of the Business in connection with or as a result of the consummation of the transactions contemplated by this Agreement, including any change-of-control, severance, bonus, equity acceleration or similar payments, whether fixed, contingent or disputed, and (iii) any pending or threatened claims, demands or disputes by or on behalf of any current or former employee, officer, director or consultant of the Business relating to compensation, severance, equity-based compensation, change-of-control payments or similar obligations, including the demand asserted by Hitesh Shah. Seller is not a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization with respect to employees of the Business, and there are no labor organizing activities pending or, to Seller’s Knowledge, threatened with respect to the Business. There are no Actions pending or, to Seller’s Knowledge, threatened relating to any employment-related matter involving any current or former employee of the Business, including any charge, investigation or claim relating to unfair labor practices, equal employment opportunities, discrimination, harassment, retaliation, wages and hours, or occupational safety and health. Seller is and has been in compliance in the last three (3) years in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights, wages, hours, overtime compensation, child labor, hiring, promotion, termination, worker classification, immigration, working conditions, meal and break periods, occupational safety and health, family and medical leave, and unemployment insurance. All compensation, severance, bonus, equity-based compensation, change-of-control and similar obligations of Seller or any of its Affiliates to any current or former employee, officer, director or consultant of the Business that are due and payable as of the Closing Date are Excluded Liabilities and will be paid by Seller after Closing.
4.15
Material Contracts. Section 4.15 of the Disclosure Schedules sets forth a true, correct and complete list of all contracts, agreements, arrangements and commitments (whether written or oral) to which any of the Purchased Assets are bound that are material to the Business (collectively, the “Seller Material Contracts”), including: (a) any contract involving aggregate consideration in excess of $50,000; (b) any contract with a Seller Material Customer or a Seller Material Supplier; (c) any contract that provides for the indemnification of any Person or the assumption of any Tax, environmental or other liability of any Person; (d) any contract that relates to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property; (e) any contract that limits or purports to limit the ability of Seller to compete in any line of business or with any Person or in any geographic area or during any period of time; and (f) any contract between or among Seller and any Affiliate of Seller. Each Seller Material Contract is valid and binding on Seller in accordance with its terms and is in full force and effect. Neither Seller nor, to Seller’s Knowledge, any other party thereto is in breach of or default under any Seller Material Contract. Complete and correct copies of each Seller Material Contract have been made available to Buyer.
4.16
Insurance. Section 4.16 of the Disclosure Schedules sets forth a true, correct and complete list of all insurance policies maintained by Seller with respect to the Business or the Purchased Assets, including the name of the insurer, the policy number, the type of coverage, the limits of coverage, the deductible amounts and the annual premiums. All such insurance policies are in full force and effect, all premiums due thereunder have been paid, and Seller has not received any written notice of cancellation or non-renewal of any such policy. There are no claims pending under any such insurance policies relating to the Business or the Purchased Assets as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. Seller has not been refused any insurance with respect to the Business or the Purchased Assets, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three (3) years.
4.17
Data Privacy and Cybersecurity. Seller has complied in all material respects with all applicable Laws and all internal and publicly posted privacy policies, notices and contractual obligations relating to the collection, use, storage, processing, transfer, disclosure, protection and security of personal data and personally identifiable information (collectively, “Privacy Requirements”) in connection with the Business. To Seller’s Knowledge, there has been no unauthorized access to, or unauthorized use, disclosure, or processing of, personal data or personally identifiable information maintained by or on behalf of Seller in connection with the Business. Seller has implemented and maintained commercially reasonable administrative, technical and physical safeguards, and complies in all material respects with all applicable Privacy Requirements, designed to protect the confidentiality, integrity and security of all personal data and personally identifiable information and all information technology systems used in connection with the Business against unauthorized access, use, modification, disclosure or other misuse. There are no Actions pending or, to Seller’s Knowledge, threatened against Seller alleging any violation of any Privacy Requirements in connection with the Business. Seller has not received any written notice, request, claim, complaint, correspondence or order from any Governmental Authority or any other Person regarding Seller’s collection, use, storage, processing, transfer, disclosure, protection or security of personal data or personally identifiable information in connection with the Business.
4.18
Customers and Suppliers. Section 4.18 of the Disclosure Schedules sets forth a true, correct and complete list of (i) the ten (10) largest customers of the Business by revenue for the twelve (12)-month period ended on the most recent month-end prior to the Agreement Date (the “Seller Material Customers”) and (ii) the ten (10) largest suppliers of the Business by dollar volume of purchases for the twelve (12)-month period ended on the most recent month-end prior to the Agreement Date (the “Seller Material Suppliers”), together with the aggregate amount of revenue or purchases, as applicable, attributable to each such Seller Material Customer or Seller Material Supplier during such period. No Seller Material Customer or Seller Material Supplier has, during the twelve (12) months prior to the Agreement Date, (i) cancelled, terminated or materially reduced, or, to Seller’s Knowledge, threatened in writing to cancel, terminate or materially reduce, its relationship with the Business, or (ii) materially changed or, to Seller’s Knowledge, threatened in writing to materially change, the terms and conditions of its agreements with Seller relating to the Business.
4.19
Absence of Certain Changes. Since December 31, 2025 (the “Balance Sheet Date”), and except as expressly contemplated by this Agreement, Seller has conducted the Business in the ordinary course of business consistent with past practice in all material respects and there has not been any: (a) change that has had or would reasonably be expected to have a Material Adverse Effect; (b) damage, destruction or loss (whether or not covered by insurance) materially affecting the Purchased Assets or the Business; (c) sale, transfer, lease, license or other disposition of any of the Purchased Assets, except in the ordinary course of business consistent with past practice; (d) Encumbrance imposed on any of the Purchased Assets, other than Permitted Encumbrances; (e) material change in any method of accounting or accounting practice for the Business; (f) increase in the compensation or benefits payable or to become payable to any employee of the Business, except in the ordinary course of business consistent with past practice; (g) cancellation, compromise, waiver or release of any material right or claim of the Business; (h) material change in the manner in which Seller extends credit, collects receivables or pays payables with respect to the Business; or (i) agreement or commitment by Seller to do any of the foregoing.
4.20
Sufficiency of Assets. The Purchased Assets constitute all of the assets, properties and rights that are used or held for use in connection with the Business and that are necessary and sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted by Seller prior to the Closing.
4.21
Related Party Transactions. Except as set forth on Section 4.21 of the Disclosure Schedules, no officer, director, manager, member, stockholder or Affiliate of Seller, or any member of the immediate family of any such Person, (a) is a party to any contract, agreement, arrangement or transaction with Seller relating to the Business or the Purchased Assets, (b) has any interest in any property or asset used or held for use in connection with the Business, or (c) has any claim or right against Seller relating to the Business or the Purchased Assets, in each case other than rights arising from such Person’s employment or service relationship with Seller in the ordinary course of business.
4.22
Warranties. Section 4.22 of the Disclosure Schedules sets forth a true, correct and complete list of all warranties, guarantees and similar undertakings made by Seller to Seller Material Customers or other third parties with respect to the products or services of the Business that are currently in effect. Seller has not received written notice of any pending or threatened Action alleging any breach of any such warranty, guarantee or undertaking. There are no material warranty claims pending or, to Seller’s Knowledge, threatened against Seller with respect to the products or services of the Business.
4.23
Bankruptcy and Solvency. There are no bankruptcy, reorganization, receivership, insolvency or similar proceedings pending, being contemplated by, or, to Seller’s Knowledge, threatened in writing against Seller or any Affiliate of Seller. Seller is not insolvent and will not be rendered insolvent by the consummation of the transactions contemplated by this Agreement. Seller is not entering into this Agreement or the transactions contemplated hereby with the intent to defraud, delay or hinder any creditor of Seller.
4.24
Securities Representations. Seller is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Seller is acquiring the Shares and any Pre-Funded Warrants for its own account for investment purposes only and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any applicable state securities laws. Seller acknowledges that the Shares and any Pre-Funded Warrants have not been registered under the Securities Act or any state securities laws, and that the Shares and any Pre-Funded Warrants may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to applicable state securities laws and regulations. Seller has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and any Pre-Funded Warrants and has the capacity to protect its own interests. Seller has been afforded the opportunity to ask questions of, and receive answers from, the management of Buyer concerning the Shares, the Pre-Funded Warrants and the terms and conditions of the transactions contemplated by this Agreement, and has had access to such information concerning Buyer as it has requested. Seller understands that the Shares and any Pre-Funded Warrants will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such securities): “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”
4.25
Telecommunications Compliance. To Seller’s Knowledge, Seller and the Business are, and during the past three (3) years have been, in compliance in all material respects with all applicable federal, state and local Laws relating to telecommunications, telemarketing, automatic telephone dialing systems, prerecorded or artificial voice messages, text messaging and unsolicited communications, including the Telephone Consumer Protection Act of 1991, as amended, and the rules and regulations promulgated thereunder by the Federal Communications Commission (collectively, the “TCPA”), the Telemarketing Sales Rule (the “TSR”), and all applicable state telemarketing, telephonic solicitation and do-not-call Laws and regulations (collectively with the TCPA and the TSR, the “Telecom Laws”). Without limiting the foregoing, to Seller’s Knowledge, Seller has obtained all consents, registrations and authorizations required under the Telecom Laws in connection with the operation of the Business, including any required prior express consent from called parties. Seller maintains and has maintained commercially reasonable policies, procedures and systems designed to ensure compliance with the Telecom Laws. There are no Actions pending or, to Seller’s Knowledge, threatened against Seller alleging any violation of any Telecom Laws in connection with the Business, and Seller has not received any written notice, citation, complaint, inquiry or order from any Governmental Authority or other Person alleging any such violation. Except as set forth on Section 4.25 of the Disclosure Schedules, during the past three (3) years, neither Seller nor any of its Affiliates has (a) been subject to any fine, penalty, assessment, consent decree, assurance of voluntary compliance, or similar order or agreement imposed by or entered into with any Governmental Authority, or (b) made any payment, settlement or other disbursement (whether to a Governmental Authority, private party or otherwise), in each case in connection with any actual or alleged violation of any Telecom Laws relating to the Business.

4.26
Worker Classification. Section 4.26 of the Disclosure Schedules sets forth a true, correct and complete list of all independent contractors and consultants engaged by Seller in connection with the Business as of the Agreement Date, including each such person’s or entity’s role and compensation arrangement. To Seller’s Knowledge, each individual who performs or has performed services for Seller in connection with the Business in the last three (3) years has been properly classified by Seller as either an employee or an independent contractor in accordance with all applicable Laws, including the Fair Labor Standards Act, the Internal Revenue Code and all applicable state and local Laws governing worker classification. To Seller’s Knowledge, Seller has not received any written notice from any Governmental Authority questioning or challenging the classification of any such individual. There are no Actions pending or, to Seller’s Knowledge, threatened against Seller relating to the misclassification of any individual performing services for the Business as an independent contractor rather than an employee, and no such Action has been asserted or resolved during the past three (3) years.
4.27
Call Recording and Monitoring. To the extent that Seller or the Business records, monitors, intercepts, stores or otherwise captures any telephone calls, conversations or communications in connection with the operation of the Business (including for purposes of quality assurance, training, or the development of any Intellectual Property), Seller has reasonably conducted such activities in compliance in all material respects with all applicable federal and state Laws relating to wiretapping, eavesdropping, call recording and electronic surveillance, including Title III of the Omnibus Crime Control and Safe Streets Act of 1968, the Electronic Communications Privacy Act and all applicable state wiretapping and call recording Laws, including those requiring the consent of all parties to a communication (collectively, “Recording Laws”). Seller implemented reasonable disclosures or other methods to obtain appropriate consents and meet legal notices requirements under the Recording Laws in connection with any such recording, monitoring or interception activities. Section 4.28 of the Disclosure Schedules sets forth a true, correct and complete description of Seller’s call recording and monitoring practices in connection with the Business, including the jurisdictions in which such activities are conducted and the consent mechanisms employed. There are no Actions pending or, to Seller’s Knowledge, threatened against Seller alleging any violation of any Recording Laws in connection with the Business.
4.28
Non-Reliance. Seller has conducted its own independent investigation, examination, analysis and evaluation of Buyer and the Shares and Pre-Funded Warrants to be received as consideration hereunder; provided, however, that Seller does not make any representation or warranty as to the completeness or adequacy of such investigation. In making its decision to execute and deliver this Agreement and to consummate the transactions contemplated hereby, Seller has relied solely upon (a) the representations and warranties of Buyer set forth in ARTICLE V, as modified by the Disclosure Schedules and (b) the representations, warranties and covenants of Buyer set forth in the Transaction Documents (and acknowledges that such representations and warranties are the only representations and warranties made by Buyer) and has not relied upon any other information provided by, for or on behalf of Buyer, or its Representatives, to Seller in connection with the transactions contemplated hereby.
4.29
Disclaimer of Other Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY SELLER THAT ARE EXPRESSLY SET FORTH IN THIS ARTICLE IV (AS MODIFIED BY THE DISCLOSURE SCHEDULES), SELLER AND EACH OF ITS AFFILIATES AND REPRESENTATIVES EXPRESSLY DISCLAIM AND MAKE NO, AND SHALL NOT BE DEEMED TO HAVE MADE ANY, REPRESENTATION, WARRANTY, STATEMENT OR DISCLOSURE OF ANY KIND (WHETHER EXPRESS OR IMPLIED) TO BUYER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller the following as of the Agreement Date and as of the Closing Date (each such representation and warranty being deemed to apply to Buyer and each of its Subsidiaries, including Acquisition Sub, except where the context otherwise requires):

5.1
Organization and Existence. Buyer and each of its Subsidiaries is a corporation or other legal entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted. Section 5.1 of the Disclosure Schedules sets forth a true, correct and complete list of each Subsidiary of Buyer, including its jurisdiction of organization, the type of entity and the ownership interests therein. All of the outstanding equity interests of each Subsidiary of Buyer are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by Buyer free and clear of all Encumbrances other than Permitted Encumbrances.
5.2
Authority, Approval and Enforceability. Buyer has full power and authority to enter into and perform this Agreement, the Transaction Documents to which it is a party and the transactions contemplated herein and therein. The execution, delivery and performance by Buyer of this Agreement have been duly and validly authorized and approved by all necessary action on the part of Buyer. This Agreement is (and the Transaction Documents when executed and delivered will be) the valid and binding obligation of Buyer and enforceable against Buyer in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, or other Laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
5.3
No Conflicts. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated herein will not (a) conflict with or result in a breach of any provisions of the organizational documents of Buyer or any of its Subsidiaries, (b) result in a default under or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or other agreement to which Buyer or any of its Subsidiaries is a party or by which Buyer or any of its Subsidiaries or any of their respective property may be bound or (c) violate any Law applicable to Buyer or any of its Subsidiaries or any of their respective property.
5.4
Consents. Except as set forth on Section 5.4 of the Disclosure Schedules, neither the execution, delivery and performance of this Agreement or any Transaction Document to which Buyer is a party, nor the consummation of the transactions contemplated hereby or thereby, will require Buyer or any of its Subsidiaries to obtain any Consent or Governmental Authorization of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person.
5.5
Intellectual Property. All registered Intellectual Property of Buyer and its Subsidiaries is valid, subsisting and in full force and effect and Buyer and its Subsidiaries have paid all maintenance fees and made all filings required to maintain their ownership thereof. To Buyer’s Knowledge, Buyer’s and its Subsidiaries’ prior and current use of registered Intellectual Property has not and does not infringe, violate, dilute or misappropriate the Intellectual Property of any person or entity and there are no claims pending or threatened in writing by any person or entity with respect to the ownership, validity, enforceability, effectiveness or use of Buyer’s or its Subsidiaries’ Intellectual Property. To Buyer’s Knowledge, no person or entity is infringing, misappropriating, diluting or otherwise violating any of the registered Intellectual Property of Buyer or its Subsidiaries, and neither Buyer nor any of its Subsidiaries nor any Affiliate of Buyer has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution, or other violation.
5.6
Permits. All permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained from a Governmental Authority of Buyer and its Subsidiaries (the “Buyer Permits”) are valid and in full force and effect. All fees and charges with respect to such Buyer Permits as of the date hereof have been paid in full. To Buyer’s Knowledge, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Buyer Permit.
5.7
Compliance with Laws. Buyer and each of its Subsidiaries has complied in the past three (3) years, and is now complying, with all applicable federal, state and local Laws, in each case in all material respects.
5.8
Taxes. All income and other material Tax Returns required to be filed by Buyer or any of its Subsidiaries have been timely filed (taking into account any applicable extensions). All such Tax Returns are true, correct and complete in all material respects. All income and other material Taxes due and owing by Buyer or any of its Subsidiaries have been paid timely. There are no audits, examinations, investigations or other proceedings pending or threatened in writing with respect to any Taxes or Tax Returns of Buyer or any of its Subsidiaries. There are no Encumbrances for Taxes on any assets of Buyer or any of its Subsidiaries, other than Permitted Encumbrances. Buyer and each of its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Neither Buyer nor any of its Subsidiaries has waived any statute of limitations in respect of income or other material Taxes or agreed to any extension of time with respect to an income or other material Tax assessment or deficiency, which extension is in effect as of the date hereof or will be in effect beyond the Closing Date other than as a result of an automatic extension to extend the time for filing any Tax Return obtained in the ordinary course of business.
5.9
Employee and Labor Matters. Neither Buyer nor any of its Subsidiaries is a party to, bound by, or negotiating any collective bargaining agreement or other contract with a union, works council or labor organization, and there are no labor organizing activities pending or, to Buyer’s Knowledge, threatened with respect to Buyer or any of its Subsidiaries. There are no Actions pending or, to Buyer’s Knowledge, threatened relating to any employment-related matter involving any current or former employee of Buyer or any of its Subsidiaries, including any charge, investigation or claim relating to unfair labor practices, equal employment opportunities, discrimination, harassment, retaliation, wages and hours, or occupational safety and health. Buyer and each of its Subsidiaries is and has been in compliance in the last three (3) years in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights, wages, hours, overtime compensation, child labor, hiring, promotion, termination, worker classification, immigration, working conditions, meal and break periods, occupational safety and health, family and medical leave, and unemployment insurance.
5.10
Material Contracts. Section 5.10 of the Disclosure Schedules sets forth a true, correct and complete list of all contracts, agreements, arrangements and commitments (whether written or oral) to which Buyer or any of its Subsidiaries is a party or by which Buyer or any of its Subsidiaries or any of their respective properties or assets are bound that are material to Buyer and its Subsidiaries, taken as a whole (collectively, the “Buyer Material Contracts”), including: (a) any contract involving aggregate consideration in excess of $50,000; (b) any contract with a Buyer Material Customer or a Buyer Material Supplier; (c) any contract that provides for the indemnification of any Person or the assumption of any Tax, environmental or other liability of any Person; (d) any contract that relates to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property; (e) any contract that limits or purports to limit the ability of Buyer or any of its Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time; and (f) any contract between or among Buyer or any of its Subsidiaries and any Affiliate of Buyer. Each Buyer Material Contract is valid and binding on Buyer or the applicable Subsidiary in accordance with its terms and is in full force and effect. Neither Buyer nor any of its Subsidiaries nor, to Buyer’s Knowledge, any other party thereto is in breach of or default under any Buyer Material Contract. To Buyer’s Knowledge, no event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Buyer Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of benefit thereunder. There are no disputes pending or threatened in writing under any Buyer Material Contract. Complete and correct copies of each Buyer Material Contract have been made available to Seller.
5.11
Insurance. Section 5.11 of the Disclosure Schedules sets forth a true, correct and complete list of all insurance policies maintained by Buyer and its Subsidiaries, including the name of the insurer, the policy number, the type of coverage, the limits of coverage, the deductible amounts and the annual premiums. All such insurance policies are in full force and effect, all premiums due thereunder have been paid, and neither Buyer nor any of its Subsidiaries has received any written notice of cancellation or non-renewal of any such policy. There are no claims pending under any such insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. Neither Buyer nor any of its Subsidiaries has been refused any insurance, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three (3) years.
5.12
Data Privacy and Cybersecurity. Buyer and each of its Subsidiaries has complied in all material respects with all applicable Privacy Requirements. To Buyer’s Knowledge, there has been no unauthorized access to, or unauthorized use, disclosure, or processing of, personal data or personally identifiable information maintained by or on behalf of Buyer or any of its Subsidiaries. Buyer and each of its Subsidiaries has implemented and maintained commercially reasonable administrative, technical and physical safeguards, and complies in all material respects with all applicable Privacy Requirements, designed to protect the confidentiality, integrity and security of all personal data and personally identifiable information and all information technology systems against unauthorized access, use, modification, disclosure or other misuse. There are no Actions pending or, to Buyer’s Knowledge, threatened against Buyer or any of its Subsidiaries alleging any violation of any Privacy Requirements. Neither Buyer nor any of its Subsidiaries has received any written notice, request, claim, complaint, correspondence or order from any Governmental

Authority or any other Person regarding Buyer’s or any of its Subsidiaries’ collection, use, storage, processing, transfer, disclosure, protection or security of personal data or personally identifiable information.
5.13
Customers and Suppliers. No Buyer Material Customer or Buyer Material Supplier has, during the twelve (12) months prior to the Agreement Date, (i) cancelled, terminated or materially reduced, or, to Buyer’s Knowledge, threatened in writing to cancel, terminate or materially reduce, its relationship with Buyer or any of its Subsidiaries, or (ii) materially changed or, to Buyer’s Knowledge, threatened in writing to materially change, the terms and conditions of its agreements with Buyer or any of its Subsidiaries. For purposes of this Section 5.13, “Buyer Material Customer” means (i) the ten (10) largest customers of Buyer and its Subsidiaries by revenue for the twelve (12)-month period ended on the most recent month-end prior to the Agreement Date and “Buyer Material Supplier” means the ten (10) largest suppliers of Buyer and its Subsidiaries by dollar volume of purchases for the twelve (12)-month period ended on the most recent month-end prior to the Agreement Date.
5.14
Absence of Certain Changes. Since the Balance Sheet Date, and except as expressly contemplated by this Agreement, Buyer and each of its Subsidiaries has conducted its business in the ordinary course of business consistent with past practice in all material respects and there has not been any: (a) change that has had a Material Adverse Effect on Buyer and its Subsidiaries, taken as a whole; (b) damage, destruction or loss (whether or not covered by insurance) materially affecting the business of Buyer or any of its Subsidiaries; (c) sale, transfer, lease, license or other disposition of any assets of Buyer or any of its Subsidiaries, except in the ordinary course of business consistent with past practice; (d) material change in any method of accounting or accounting practice for Buyer or any of its Subsidiaries; (e) increase in the compensation or benefits payable or to become payable to any employee of Buyer or any of its Subsidiaries, except in the ordinary course of business consistent with past practice; (f) cancellation, compromise, waiver or release of any material right or claim of Buyer or any of its Subsidiaries; (g) material change in the manner in which Buyer or any of its Subsidiaries extends credit, collects receivables or pays payables; or (h) agreement or commitment by Buyer or any of its Subsidiaries to do any of the foregoing.
5.15
Related Party Transactions. Except as disclosed in the SEC Reports, no officer, director, manager, member, stockholder or Affiliate of Buyer or any of its Subsidiaries, or any member of the immediate family of any such Person, (a) is a party to any contract, agreement, arrangement or transaction with Buyer or any of its Subsidiaries, (b) has any interest in any property or asset used or held for use in connection with the business of Buyer or any of its Subsidiaries or (c) has any claim or right against Buyer or any of its Subsidiaries, other than rights arising from such Person’s employment or service relationship with Buyer or any of its Subsidiaries in the ordinary course of business.
5.16
Warranties. Neither Buyer nor any of its Subsidiaries has received written notice of any pending or threatened Action alleging any breach of any warranty, guarantee or undertaking. There are no material warranty claims pending or, to Buyer’s Knowledge, threatened against Buyer or any of its Subsidiaries with respect to the products or services of Buyer or any of its Subsidiaries.
5.17
Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Buyer’s Knowledge, threatened in writing against Buyer or any of its Subsidiaries or any Affiliate of Buyer. Neither Buyer nor any of its Subsidiaries is insolvent and will not be rendered insolvent by the consummation of the transactions contemplated by this Agreement. Neither Buyer nor any of its Subsidiaries is entering into this Agreement or the transactions contemplated hereby with the intent to defraud, delay or hinder any creditor of Buyer or any of its Subsidiaries.
5.18
Legal Proceedings. There is no Action of any nature pending or, to Buyer’s Knowledge, threatened against or by Buyer or any of its Subsidiaries that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.
5.19
Brokers’ Fees. Buyer has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Seller or any of Seller’s Affiliates shall have any responsibility.
5.20
Availability of Funds. Buyer will have at the Closing sufficient funds available to pay or cause to be paid the portion of the Closing Consideration that is payable in cash at the Closing and the fees and expenses required to be paid by Buyer in connection with the transactions described herein. As of the Closing Date, (a) Buyer will not be insolvent as defined in section 101 of the Bankruptcy Code, (b) Buyer will not be left with unreasonably small capital, (c) Buyer will not have incurred debts beyond its ability to pay such debts as they mature, and (d) the capital of Buyer will not be impaired.
5.21
Business Use; Bargaining Position; Representation. Buyer is purchasing the Purchased Assets for commercial or business use and has knowledge and experience in financial and business matters that enables it to evaluate the merits and the risks of the transactions described herein. Buyer is not in a disparate bargaining position with Seller and is represented by competent legal counsel of Buyer’s choosing.
5.22
Non-Reliance. Each of Buyer and Acquisition Sub has conducted its own independent investigation, examination, analysis and evaluation of the Business, the Purchased Assets, and the Assumed Liabilities based solely on the materials, documents and other information made available to Buyer, Acquisition Sub or their respective Representatives; provided, however, that neither Buyer nor Acquisition Sub makes any representation or warranty as to the completeness or adequacy of such investigation. In making its decision to execute and deliver this Agreement and to consummate the transactions contemplated hereby, each of Buyer and Acquisition Sub has relied solely upon (a) the representations and warranties of Seller set forth in ARTICLE IV, as modified by the Disclosure Schedules, and (b) the representations, warranties and covenants of Seller set forth in the Transaction Documents (and each acknowledges that such representations and warranties are the only representations and warranties made by Seller) and neither has relied upon any other information provided by, for or on behalf of Seller, or its Representatives, in connection with the transactions contemplated hereby.
5.23
SEC Filings.
(a)
Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by Buyer with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2024 (collectively, the “SEC Reports”). As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the Agreement Date, as of the date of such amendment or superseding filing), the SEC Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports. None of the SEC Reports, as of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the Agreement Date, as of the date of such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the Agreement Date, there are no outstanding or unresolved comments received from the SEC with respect to any of the SEC Reports, and none of the SEC Reports is the subject of any outstanding SEC investigation. Buyer is eligible to use Form S-3 to register the resale of the Shares and the Shares issuable upon exercise of the Pre-Funded Warrants.
(b)
The financial statements of Buyer included in the SEC Reports complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of Buyer as of the dates thereof and the results of its operations and cash flows for the periods then ended.
(c)
Buyer maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (B) that transactions are executed only in accordance with the authorization of management and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Buyer’s properties or assets. Since January 1, 2023, none of Buyer, Buyer independent accountants, the Buyer Board or its audit committee has identified or been made aware of any (1) “significant deficiency” in the internal controls over financial reporting of Buyer, (2) “material weakness” in the internal controls over financial reporting of Buyer, (3) fraud, whether or not material, that involves management or other employees of Buyer who have a significant role in the internal controls over financial reporting of Buyer or (4) any bona fide complaints regarding a material violation of accounting procedures, internal accounting controls or auditing matters, including from employees of Buyer regarding questionable accounting, auditing or legal compliance matters.

(d)
The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by Buyer are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Buyer in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of Buyer, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of Buyer to make the certifications required under the Exchange Act with respect to such reports.
(e)
Buyer is not a party to, nor has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among Buyer, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 2.03(d) of Form 8-K or as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Buyer in Buyer’s published financial statements or other SEC Reports.
(f)
Since January 1, 2023, each of the principal executive officer and the principal financial officer of Buyer or each former principal executive officer and each former principal financial officer of Buyer (as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the SEC Reports, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Since January 1, 2023, Buyer has been in material compliance with all of the other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq.
5.24
Valid Issuance of Shares. The Shares and any Pre-Funded Warrants to be issued as part of the Purchase Price pursuant to this Agreement, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. The issuance of the Shares and any Pre-Funded Warrants do not and will not require any further approval or authorization of any stockholder, the board of directors or others, except as has already been obtained. The Shares and any Pre-Funded Warrants will not be issued in violation of any preemptive right, co-sale right, right of first refusal or other similar right of stockholders of Buyer or any other Person. The issuance of the Shares underlying the Pre-Funded Warrants, does not and will not require any further approval or authorization of any stockholder, the board of directors or others, except for the Stockholders’ Approval.
5.25
Listing and Trading. The Shares are listed and traded on the Nasdaq Capital Market (the “Principal Market”). Buyer is in compliance in all material respects with all applicable listing and corporate governance rules and regulations of the Principal Market. There is no Action pending or, to Buyer’s knowledge, threatened against Buyer by the Principal Market or the SEC with respect to any intention by such entity to deregister the Shares, terminate the listing of the Shares, or prohibit or terminate the trading of the Shares on the Principal Market. Buyer has not received any notification that, and has no knowledge that, the SEC or the Principal Market is contemplating terminating such listing or registration.
5.26
Capitalization.
(a)
The authorized capital stock of Buyer consists of 250,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Buyer Class A Common Stock”), 25,000,000 shares of Class B Common Stock, par value $0.0001 per share (“Buyer Class B Common Stock”), 75,000,000 shares of Series A Preferred Stock, and 1 share of Series FE Preferred Stock. At the close of business on June 8, 2026 (A) 2,308,805 shares of Buyer Class A Common Stock, 33,856 shares of Buyer Class B Common Stock, 0 shares of Series A Preferred Stock, and 1 share of Series FE Preferred Stock were issued and outstanding, (B) 0 shares of Buyer Class A Common Stock and 0 shares of Buyer Class B Common Stock were held by Buyer in its treasury, and (C) Buyer had reserved 97,040 shares of Buyer Class A Common Stock for issuance, consisting of 96,724 shares Buyer Class A Common Stock available pursuant to the Buyer 2023 Equity Incentive Plan and 316 shares of Buyer Class A Common Stock available pursuant to the Buyer Employee Stock Purchase Plan.

(b)
All outstanding shares of capital stock of Buyer are, and all shares of capital stock of Buyer that may be issued as permitted by this Agreement or otherwise shall be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in Section 5.26(a), as disclosed in the SEC Reports or as contemplated by this Agreement, (A) there are no issued, reserved for issuance or outstanding equity securities of Buyer, and (B) there are no outstanding obligations of Buyer to repurchase, redeem or otherwise acquire any equity securities of Buyer or to issue, deliver or sell, or cause to be issued, delivered or sold, any equity securities of Buyer.
(c)
There are no stockholder agreements or voting trusts or other agreements or understandings to which Buyer is a party with respect to the voting, or restricting the transfer, of any equity securities of Buyer. Except as contemplated by this Agreement or as disclosed in the SEC Reports, Buyer has not granted any preemptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to any equity securities of Buyer that are in effect. Buyer has no outstanding bonds, debentures, notes or other debtor obligations, the holders of which have the right to vote (or convertible into or exchangeable or exercisable for securities having the right to vote) with the stockholders of Buyer on any matter.
(d)
As of the Agreement Date, there is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which Buyer is subject, party or otherwise bound.
ARTICLE VI

CLOSING
6.1
Closing. The closing and consummation of the transactions contemplated hereby (the “Closing”) shall take place by electronic communications and transmission of “PDF” documents on the date hereof (the “Closing Date”). All proceedings to be taken and all documents to be executed and delivered by the Parties at the Closing shall be deemed to have been taken and executed simultaneously and no proceedings shall be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.
6.2
Closing Obligations. At the Closing, the following documents shall be delivered, and the following events shall occur, the execution of each document and the occurrence of each event being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:
(a)
Buyer shall deliver to Seller evidence, in form and substance reasonably satisfactory to Seller, of the cancellation of the single outstanding share of Series FE Preferred Stock and the termination of all rights, preferences, privileges and obligations associated therewith, including a certified copy of the applicable board resolution and any certificate of elimination or amendment to Buyer’s certificate of incorporation filed with the Secretary of State of the State of Delaware;
(b)
Buyer shall deliver to Seller evidence, in form and substance reasonably satisfactory to Seller, that the Shares of Buyer issued or issuable to Seller pursuant to this Agreement, including Shares issuable upon exercise of the Pre-Funded Warrants, have been approved for listing on the Nasdaq, subject to official notice of issuance;
(c)
Buyer shall (A) pay to Seller the cash portion of the Closing Consideration in accordance with the wire instructions included in the Purchase Price Statement, by wire transfer in immediately available funds, and (B) issue and deliver (or cause its transfer agent to issue and deliver) to Seller (or its designees) in accordance with the Purchase Price Statement, the number of Shares and a Pre-Funded Warrant set forth in the Purchase Price Statement, by book-entry registration (or such other customary method of delivery), in the name(s) and in the denominations specified by Seller, in form and substance reasonably satisfactory to Seller;
(d)
Seller and Acquisition Sub (with Buyer executing as guarantor) shall execute, acknowledge and deliver the Assignment and Bill of Sale, in the form attached hereto as Exhibit E;
(e)
Buyer shall have executed and delivered such Pre-Funded Warrants, substantially in the form attached hereto as Exhibit F;

(f)
Seller and Buyer shall have executed and delivered the Registration Rights Agreement, substantially in the form attached hereto as Exhibit G;
(g)
Buyer shall have executed and delivered to Seller a promissory note (the “Employee Indebtedness Note”) substantially in the form attached hereto as Exhibit H, in the principal amount of $1,800,000, bearing interest at a rate of 8% per annum from the Closing Date, payable in equal quarterly installments in cash over the twelve (12)-month period following the Closing Date; provided that if Buyer and Seller mutually agree, any such quarterly payment may be made in Shares (valued based on the VWAP of such shares over the five (5) trading days immediately preceding the applicable payment date), evidencing Buyer’s obligation to pay the deferred portion of the Closing Consideration described in Section 3.1(c)(iii);
(h)
Buyer shall have delivered to Seller evidence of the cancellation of the single outstanding share of Series FE Preferred Stock and the termination of all rights, preferences, privileges and obligations associated therewith, including a certified copy of the applicable board resolution and any certificate of elimination or amendment to Buyer’s certificate of incorporation filed with the Secretary of State of the State of Delaware;
(i)
Seller shall have delivered a properly completed IRS Form W-9, dated as of the date hereof; and
(j)
Seller and Buyer shall have executed and delivered any other agreements, instruments, and documents which are required by other terms of this Agreement to be executed and/or delivered at the Closing.
ARTICLE VII

ADDITIONAL AGREEMENTS
7.1
Access. Subject to the other provisions of this Section 7.1, Buyer hereby acknowledges that, prior to the Agreement Date, Seller has afforded to Buyer, Acquisition Sub and their respective officers, members, managers, employees, agents, accountants, consultants, attorneys, investment bankers and other authorized Representatives reasonable access to the Purchased Assets and personnel of the Business. Buyer and Acquisition Sub hereby acknowledge, and by closing in accordance with this Agreement shall be deemed to confirm and forever release and waive any claim to the contrary, that each of them is familiar with the Purchased Assets and Assumed Liabilities and has been given an adequate opportunity to obtain any information from Seller and its Affiliates pertaining to the Purchased Assets and Assumed Liabilities. Except for the representations and warranties contained in this Agreement, Seller makes no warranty or representation of any kind as to the Purchased Assets or the Business or any records or information related thereto, and Buyer and Acquisition Sub each agree that any conclusions drawn from the access provided hereunder shall be the result of Buyer’s and Acquisition Sub’s own independent review and judgment.
7.2
General Disclaimers. EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY SET FORTH IN ARTICLE IV, IN THE STATEMENTS OR CERTIFICATES DELIVERED BY SELLER UNDER SECTION 6.2, the Purchased Assets are being sold “AS IS” and “WHERE IS” with no representations or warranties of any kind, express or implied, oral or written, with respect to the physical condition, faults or value of the Purchased Assets. Seller hereby expressly disclaims any and all warranties, express or implied, relating to the Purchased Assets, including the warranty of merchantability and fitness for a particular purpose or any other fact or matter not expressly set forth herein. Upon the Closing, Acquisition Sub shall assume all responsibility, shipping costs, storage costs, liability and obligations for the physical condition and status of the Purchased Assets. Prior to the Closing, the foregoing costs shall be the sole responsibility of Seller.
7.3
Acknowledgments. Each of Buyer and Acquisition Sub acknowledges that it has conducted to its satisfaction an independent investigation and verification of Seller, and its assets, including the Purchased Assets, and its liabilities, including the Assumed Liabilities, and, in making its determination to proceed with the transactions contemplated by this Agreement, each of Buyer and Acquisition Sub has relied solely on the results of its own independent investigation and verification and the representations and warranties of Seller expressly and specifically set forth in ARTICLE IV, in each case, as qualified by the Disclosure Schedules, and the representations, warranties and covenants of Seller set forth in the Transaction Documents. The representations and warranties of Seller expressly set forth in ARTICLE IV constitute the sole and exclusive representations, warranties and statements of any kind of Seller or any other Person to Buyer and Acquisition Sub in connection with the transactions contemplated by this Agreement, and each of Buyer and Acquisition Sub understands, acknowledges and agrees that all other representations, warranties and statements of any kind or nature expressed or implied (including any relating to the future or historical financial condition, results of operations, prospects, assets or liabilities of Seller, or the quality, quantity or condition of Seller’s assets) are specifically disclaimed by Seller. Neither Seller nor any other Person makes or provides, and Buyer and Acquisition Sub hereby waive, any warranty or representation, express or implied, as to the quality, merchantability, fitness for a particular purpose, conformity to samples, or condition of Seller’s assets or any part thereof.
(a)
Neither Seller, nor any officer, director, manager, employee or agent of Seller, whether in an individual or corporate capacity, nor any other Person, will have or be subject to any liability or indemnification obligation to Buyer, or any other Person, resulting from (nor shall Buyer have any claim with respect to) the distribution to Buyer, or Buyer’s use of, or reliance on, any information, documents, projections, forecasts or other material made available to Buyer in certain “data rooms” or management presentations or similar documents in expectation of, or in connection with, the transactions contemplated by this Agreement, regardless of the legal theory under which such Liability or obligation may be sought to be imposed, whether sounding in contract or tort, or whether at law or in equity, or otherwise.
(b)
In connection with the investigation by Buyer of Seller, Buyer has received or may receive from Seller certain projections, forward looking statements and other forecasts and certain business plan information. Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections, forecasts and plans), and that Buyer shall have no claim against anyone with respect thereto. Accordingly, Buyer acknowledges that neither Seller nor any equity holder, officer, director, manager, employee or agent of Seller, whether in an individual, corporate or any other capacity, nor any other Person makes any representation, warranty or other statement with respect to, and Buyer is not relying on, such estimates, projections, forecasts or plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts or plans).
(c)
Notwithstanding anything in this Section 7.3 to the contrary, nothing in this Section 7.3 shall limit any rights or remedies available to Buyer or any other Person in the case of Fraud.
7.4
Consents. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without consent of a third party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Buyer, Acquisition Sub or Seller thereunder. Seller has used commercially reasonable efforts (but without any payment of money by Seller) to obtain and deliver to Buyer at or prior to the Closing, the consents, waivers and approvals from third parties, if any, necessary to effect the transactions contemplated hereby. With respect to any Purchased Asset that cannot be assigned at or prior to the Closing, Seller will use best efforts to transfer such Purchased Asset as promptly as possible after the Closing and to operate so as to give Acquisition Sub (or Buyer, as applicable) the benefit and obligations of such Purchased Asset prior to such transfer to the extent permitted by applicable legal requirements and any applicable contract.
7.5
Board Observation Rights. For the period commencing on the Closing Date and ending on the earlier of (i) the second (2nd) anniversary of the Closing Date and (ii) the date on which Seller ceases to beneficially own at least 9.99% of the outstanding Shares, upon notice to Buyer, Buyer shall invite a representative of Seller to attend (at Seller’s discretion) all meetings of the Buyer Board in a nonvoting observer capacity and, in this respect, shall make available to such representative copies of all notices, minutes, consents, and other materials that it provides to the Buyer Board; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that Buyer reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting would be reasonably likely to adversely affect the attorney-client privilege between Buyer and its counsel.

ARTICLE VIII

POST-CLOSING OBLIGATIONS
8.1
Seller’s Obligations. After the Closing, Seller will cause any liens covering the Purchased Assets to be released.
8.2
Buyer’s Obligations.
(a)
Buyer is solely responsible for negotiating an assignment of the existing lease or negotiating a new lease for any premises leased by Seller where any of the Purchased Assets are located, if so desired by Buyer, and the Closing under this Agreement is not contingent on such lease.
(b)
Buyer shall, and shall cause Acquisition Sub to, permit Seller and Representatives of Seller reasonable access to and use of Seller’s books and records included in the Purchased Assets for such purposes as Seller shall reasonably request. Such access and use shall be permitted during normal business hours and shall be conducted to minimize disruption to Buyer’s and Acquisition Sub’s post-closing operations. Neither Buyer nor Acquisition Sub shall destroy any of the books and records included in the Purchased Assets for a period of seven years following the Closing Date.
(c)
Stockholder Approval.
(i)
Buyer (i) shall take all action necessary under all applicable Law to call, give notice of and hold a meeting of the holders of shares of Buyer Class A Common Stock and Class B Common Stock (the “Stockholders’ Meeting”) to vote on a proposal to approve the issuance of the Shares (including the Shares underlying the Pre-Funded Warrants) to the extent required to comply with Nasdaq Listing Rule 5635 (the “Stockholders’ Approval”); and (ii) shall submit such proposal to such holders at the Stockholders’ Meeting. Buyer, in consultation with Seller, shall set a record date for persons entitled to notice of, and to vote at, the Stockholders’ Meeting and shall not change such record date without the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed). Subject to the rights to postpone or adjourn the Stockholders’ Meeting set forth below, the Stockholders’ Meeting shall be held on a date selected by Buyer in consultation with Seller as promptly as practicable after a proxy statement (“Proxy Statement”) is declared effective under the Securities Act, and in any event within 30 days thereafter. Buyer shall ensure that all proxies solicited by Buyer and its Representatives in connection with the Stockholders’ Meeting are solicited in compliance with all applicable Law. Notwithstanding the foregoing, (x) if on or before the date on which the Stockholders’ Meeting is scheduled, Buyer reasonably believes that (A) it will not receive proxies representing the required stockholder vote whether or not a quorum is present or (B) it will not have enough shares of common stock represented to constitute a quorum necessary to conduct the business of the Stockholders’ Meeting, Buyer may (and, if requested by Seller, Buyer shall) postpone or adjourn, or make one or more successive postponements or adjournments of, the Stockholders’ Meeting, and (y) Buyer may postpone or adjourn the Stockholders Meeting to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Buyer has determined, after consultation with outside legal counsel and Seller, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by stockholders of Buyer prior to the Stockholders’ Meeting, as long as the date of the Stockholders’ Meeting is not postponed or adjourned more than an aggregate of 15 calendar days in connection with any such postponements or adjournments pursuant to either or both of the preceding clauses (x) and (y). The Proxy Statement shall include a statement to the effect that the Board of Directors of Buyer (“Buyer Board”) has approved this Agreement and recommends that Buyer’s stockholders vote to approve the issuance of Shares issuable pursuant to this Agreement at the Stockholders’ Meeting (such determination and recommendation, the “Board Recommendation”). The Buyer Board and each committee of the Buyer Board shall not qualify, modify or remove the Board Recommendation from, or fail to include the Board Recommendation in, the Proxy Statement or any related public disclosures.
(ii)
If the Stockholder Approval is not obtained on or prior to the date that is one hundred and twenty (120) days following the Closing Date (or such longer period as may be mutually agreed by the Parties in writing), then Buyer shall, within thirty (30) days thereafter, pay to Seller in cash an amount equal to the Closing Non-Cash Consideration. Upon receipt of such cash payment in full, Seller shall promptly surrender to Buyer for cancellation the Pre-Funded Warrants (or portions thereof) corresponding to the number of Shares for which such cash payment was made, and Buyer shall promptly cancel such Pre-Funded Warrants (or portions thereof). For the avoidance of doubt, (x)

Seller shall retain all Shares issued at the Closing and all Pre-Funded Warrants exercisable for Shares that do not exceed the 19.99% threshold described above, and (y) the payment obligation under this Section 8.2(c)(ii) shall not affect any other rights of Seller under this Agreement or the Registration Rights Agreement with respect to Shares and Pre-Funded Warrants retained by Seller.
(d)
Registration Statement. Without limiting Buyer’s obligations under the Registration Rights Agreement, Buyer shall, within thirty (30) days following the Closing Date, prepare and file with the SEC a registration statement on Form S-3 (the “Resale Registration Statement”) covering the resale of all Shares issued or issuable to Seller pursuant to this Agreement, including Shares issuable upon exercise of the Pre-Funded Warrants (collectively, the “Registrable Securities”). Buyer shall use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the SEC (such effective date, the “S-3 Effective Date”) as promptly as reasonably practicable, and in any event within ninety (90) days following the Closing Date (or, if the SEC reviews and has written comments to the Resale Registration Statement, within one hundred twenty (120) days following the Closing Date). Buyer shall use commercially reasonable efforts to keep the Resale Registration Statement continuously effective under the Securities Act until the earlier of (i) the date on which all Registrable Securities covered by the Resale Registration Statement have been sold or (ii) the date on which all Registrable Securities may be sold without restriction pursuant to Rule 144 under the Securities Act without volume or manner-of-sale limitations and without the requirement for Buyer to be in compliance with the current public information requirement under Rule 144. Seller shall, and shall cause its controlled Affiliates and direct its Representatives to, reasonably cooperate with Buyer and its auditors and counsel in connection with the preparation and filing of the Resale Registration Statement, including by (A) promptly providing any updated, interim financial information and other materials within Seller’s possession or reasonable control that are reasonably requested by Buyer or its independent registered public accounting firm in connection with the Resale Registration Statement or in response to SEC comments thereon, and (B) directing Seller’s independent auditors to cooperate with Buyer’s independent registered public accounting firm and to provide any required consents, reports or other materials. For the avoidance of doubt, Seller’s cooperation obligations under this Section 8.2(d) are limited to post-Closing matters and shall not be construed to require Seller to re-deliver or supplement the Financial Statements.
8.3
Section 16 Compliance. In the event that any director, officer, stockholder or Affiliate of Seller becomes a director or officer of Buyer (or otherwise becomes subject to Section 16 of the Exchange Act) in connection with or following the Closing, Seller shall, and shall cause such persons to, comply with the reporting requirements of Section 16(a) of the Exchange Act and shall not, and shall cause such persons not to, engage in any transaction that would give rise to liability under Section 16(b) of the Exchange Act with respect to any equity securities of Buyer, including the Shares and any Pre-Funded Warrants. Seller shall promptly notify Buyer in writing of any such person’s appointment or designation as a director or officer of Buyer, and shall cooperate with Buyer in the timely preparation and filing of all required Section 16 reports.
8.4
Confidentiality. Each Party acknowledges that, in connection with the transactions contemplated by this Agreement, it has received or may receive confidential and proprietary information of the other Party (“Confidential Information”). Each Party shall, and shall cause its Affiliates and Representatives to, maintain the confidentiality of all Confidential Information of the other Party, not disclose any such Confidential Information to any Person other than its Representatives who have a need to know such information in connection with the transactions contemplated hereby and who are bound by obligations of confidentiality no less restrictive than those set forth herein, and not use any such Confidential Information for any purpose other than in connection with the transactions contemplated by this Agreement or, following the Closing, the operation of the Business by Buyer. The obligations set forth in this Section 8.4 shall not apply to information that is or becomes generally available to the public other than as a result of a breach of this Section 8.4, was available to the receiving Party on a non-confidential basis prior to its disclosure by the disclosing Party, becomes available to the receiving Party on a non-confidential basis from a source other than the disclosing Party (provided that such source is not known by the receiving Party to be bound by a confidentiality obligation to the disclosing Party), or is independently developed by the receiving Party without use of or reference to the Confidential Information. Notwithstanding the foregoing, a Party may disclose Confidential Information to the extent required by applicable Law or by any Governmental Authority, provided that the disclosing Party shall, to the extent legally permitted, provide the other Party with prompt written notice of such requirement so that such other Party may seek a protective order or other appropriate remedy.
8.5
Accounting. To the extent that, after the Closing, (a) Buyer or any of its Affiliates receive any payment that is for the account of Seller or any of its Affiliates according to the terms of this Agreement, or Seller or any of its

Affiliates make a payment on behalf of Buyer or any of its Affiliates, Buyer shall deliver, or cause to be delivered, such amount to Seller, or (b) Seller or any of its Affiliates receive any payment that is for the account of Buyer or any of its Affiliates according to the terms of this Agreement, or Buyer or any of its Affiliates make a payment on behalf of Seller or any of its Affiliates, Seller shall deliver, or cause to be delivered, such amount to Buyer. All amounts due under this Section 8.5, if any, shall be due and payable by the applicable Party in immediately available funds, by wire transfer to an account designated in writing by the other Party, and shall be delivered to such other party within thirty (30) days of receipt thereof.
8.6
Seller Preservation Covenant. During the period commencing on the Closing Date and ending on the later of (x) the date that is six (6) months following the Expiration Date and (y) the date on which the last customer contract for which Seller continues to provide services pursuant to Section 7.4 has been terminated or assigned to Buyer (or, if later than either of the foregoing, the date on which all pending indemnification claims asserted by Buyer Indemnitees pursuant to ARTICLE IX have been finally resolved), Seller shall not (a) dissolve, liquidate or wind up its affairs, (b) distribute all or substantially all of its assets to its stockholders or other equity holders, or (c) enter into any transaction or series of related transactions the purpose of which is to render Seller unable to satisfy its indemnification obligations under ARTICLE IX, in each case, unless Seller has first (i) established a reserve or escrow in an amount that is reasonably expected to satisfy any pending or reasonably anticipated indemnification obligations of Seller under ARTICLE IX, or (ii) provided Buyer with a guaranty from one or more creditworthy Persons, in form and substance reasonably satisfactory to Buyer, guaranteeing the payment and performance of Seller’s indemnification obligations under ARTICLE IX.
ARTICLE IX

INDEMNIFICATION
9.1
Survival. The representations and warranties of the Parties contained in this Agreement will survive for a period of 12 months after the Closing Date (the “Expiration Date”). Any indemnification claims pending on the Expiration Date for which notice has been given with reasonable specificity in accordance with this Agreement on or before such Expiration Date may continue to be asserted and indemnified against until finally resolved. The covenants and agreements of the Parties that contemplate actions to be taken after the Closing shall survive the Closing and continue in effect in accordance with their terms but, in the absence of a specified survival period, they will survive for a period of 12 months after the Closing Date. The covenants and agreements of the Parties that contemplate actions to be taken only on or prior to the Closing shall terminate and cease to be obligations as of the Closing and no claim, action, or proceeding with respect to such covenant or agreement may be brought after the Closing.
9.2
Indemnification by Seller. From and after the Closing, Seller shall defend, indemnify and hold harmless Buyer, Acquisition Sub, their respective Affiliates and their respective Representatives (collectively, the “Buyer Indemnitees”) from and against all losses, liabilities, claims and damages, including reasonable attorneys’ fees and disbursements (collectively, “Losses”) actually incurred by any of the Buyer Indemnitees following the Closing Date, arising from or relating to:
(a)
any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any certificate delivered by Seller;
(b)
any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement; or
(c)
any Excluded Asset or Excluded Liability.
9.3
Indemnification by Buyer. From and after the Closing, Buyer shall defend, indemnify and hold harmless Seller, its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) from and against all Losses actually incurred by any of the Seller Indemnitees following the Closing Date, arising from or relating to:
(a)
any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any certificate delivered by Buyer;

(b)
any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement;
(c)
any Assumed Liability (for the avoidance of doubt, both Buyer and Acquisition Sub shall be jointly and severally liable under this Section 12.3(c) with respect to the Assumed Liabilities assumed by Acquisition Sub); or
(d)
the operation of the Business from and after the Closing by Buyer or Acquisition Sub; provided, however, that this Section 9.3(d) shall not apply to any Losses to the extent arising from or relating to any Excluded Asset or Excluded Liability.
9.4
Exclusive Remedy.
(a)
Each Party acknowledges and agrees that, except as is set forth in Section 9.4(c), from and after the Closing Date, its sole and exclusive remedy (and the sole and exclusive remedy of the Buyer Indemnitees and the Seller Indemnitees) with respect to any and all rights, claims, proceedings, Actions and causes of action it may have against any other Party (including any Affiliate of Seller or of Buyer) relating to this Agreement and the transactions contemplated hereby, whether arising under or based upon any Law or otherwise (including any right, whether arising at law or in equity (including strict liability and tort), to seek indemnification, contribution, rescission, cost recovery, damages (including Losses), or any other recourse or remedy, including as may arise under common law) (each, a “Transaction Matter”), shall be pursuant to the indemnification provisions set forth in this ARTICLE IX and the dispute mechanics set forth in Section 3.1(d) and Section 3.3.
(b)
In furtherance of terms of Section 9.4(a), each Party (each on its own behalf and on behalf of the Buyer Indemnitees, in the case of Buyer, and the Seller Indemnitees, in the case of Seller) hereby (i) covenants and agrees that it will not, directly or indirectly, assert or otherwise bring, commence or institute, or cause to be brought, commenced, or instituted, any Transaction Matter, other than an action to recover Losses pursuant to the indemnification provisions set forth in this ARTICLE IX, and (ii) waives, from and after the Closing Date, to the fullest extent permitted under applicable Law, any and all Transaction Matters other than an action to recover Losses pursuant to the indemnification provisions set forth in this ARTICLE IX.
(c)
Nothing contained in this ARTICLE IX shall be deemed to limit or restrict in any manner any rights or remedies which any Party has pursuant to Section 10.11, or might have, at law, in equity or otherwise, based on Fraud.
9.5
Limitations on Liability. Notwithstanding anything herein to the contrary, the indemnification rights and obligations provided for in this ARTICLE IX are subject to the following limitations:
(a)
Applicable Deductibles.
(i)
No Buyer Indemnitee shall be entitled to indemnification pursuant to Section 9.2(a), and no Seller Indemnitee shall be entitled to indemnification pursuant to Section 9.3(a), until the aggregate amount of all Losses suffered by the Buyer Indemnitees pursuant to Section 9.2(a), or the Seller Indemnitees pursuant to Section 9.3(a), as applicable, exceeds an amount equal to one percent (1.0%) of the Purchase Price (the “Deductible”), in which event the Indemnifying Party shall be required to pay or be liable for all such Losses in excess of the Deductible only. For the avoidance of doubt, the Deductible shall not apply to claims pursuant to Section 9.2(b), Section 9.2(c), Section 9.3(b) or Section 9.3(c).
(ii)
No Buyer Indemnitee will be entitled to assert any claims for Losses pursuant to Section 9.2(a), and no Seller Indemnitee will be entitled to assert any claims for Losses pursuant to Section 9.3(a), with respect to any individual item or matter, or items or matters arising from the same facts and circumstances, unless and until the amount of the Losses with respect to such items or matters actually incurred by the applicable Indemnified Person exceeds $35,000. For the avoidance of doubt, the foregoing de minimis threshold shall not apply to claims pursuant to Section 9.2(b), Section 9.2(c), Section 9.3(b) or Section 9.3(c).

(b)
Indemnity Caps. The aggregate liability of Seller pursuant to Section 9.2(a) will be limited to the Holdback Shares, provided, that the foregoing cap on the liability of Seller shall not apply with respect to Losses in connection with Fraud. The Buyer Indemnitees’ sole source of recovery for any indemnification claim pursuant to Section 9.2(a) shall be the Holdback Shares. The Holdback Shares shall be valued at the Closing VWAP for purposes of determining the number of Holdback Shares to be retained in satisfaction of any indemnification claim. For the avoidance of doubt, the limitations set forth in this Section 9.5(b) shall not apply to claims pursuant to Section 9.2(b) or Section 9.2(c), and the Buyer Indemnitees’ recovery for such claims shall not be limited to the Holdback Shares; provided that the initial recourse for any such claims shall be the Holdback Shares, which will be valued at the Closing VWAP.
(c)
The aggregate liability of each Party pursuant to Section 9.2 and Section 9.3 shall not exceed an amount equal to one hundred percent (100%) of the Purchase Price, except in the connection with Fraud.
(d)
Excluded Damages. No Party shall be liable to any other Party for claims for punitive, special, exemplary or consequential damages, including damages for loss of profits, loss of use or revenue, or losses by reason of cost of capital, arising out of or relating to this Agreement or the transactions contemplated hereby, regardless of whether a claim is based on contract, tort (including negligence), strict liability, violation of any applicable deceptive trade practices act or similar Law or any other legal or equitable principle, and each Party releases the other Party from liability for any such damages.
(e)
Double Recovery. None of the Indemnified Persons shall be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of the same Loss.
(f)
Mitigation. Each Party shall use its commercially reasonable efforts to mitigate any Losses for which it is entitled to indemnification pursuant to this ARTICLE IX provided, that nothing herein shall require any Party to (i) maintain or renew insurance policies, (ii) bring or maintain any Actions against third-parties or (iii) maintain or renew any agreement that could be viewed to have any adverse impact on the business of Buyer or Seller.
9.6
Indemnification Procedures.
(a)
Claims for Indemnification.
(i)
A person entitled to indemnification pursuant to this ARTICLE IX (an “Indemnified Person”) shall initiate an indemnification claim by delivering a Claim Notice (as defined below) to the party against whom indemnification is sought (the “Indemnifying Party”), as promptly as practicable after the Indemnified Person is made aware of the existence or basis of such indemnification claim (provided that failure to so provide such notification shall not affect the Indemnifying Party’s obligations under this ARTICLE IX except and only to the extent that the Indemnifying Party is materially prejudiced by such failure).
(ii)
For the purposes of this Agreement, “Claim Notice” means a certificate delivered by an Indemnified Person (A) stating that such Indemnified Person has paid, sustained, incurred or properly accrued, or reasonably and in good faith anticipates that it will have to pay or accrue, any amount of Losses; and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred or properly accrued, or the basis for such anticipated liability, and, if applicable, the nature of the misrepresentation or breach of warranty or covenant to which such item is related, in each case, to the extent such information is available to such Indemnified Person; and “Claim Date” means the date on which such an Claim Notice is delivered.
(b)
Objections to Claims.
(i)
Following its receipt of a Claim Notice, the Indemnifying Party shall be permitted to object in a written statement to the claim made in the Claim Notice (an “Objection Notice”), provided that, to be effective, such Objection Notice must (A) be delivered to the Indemnified Person prior to 5:00 p.m. (pacific time) on the 30th day following the Claim Date of such Claim Notice (such deadline, the “Objection Deadline” for such Claim Notice and the claims for indemnification contained therein) and (B) set forth in reasonable detail the nature of the objections to the claims in respect of which the objection is made.

(ii)
If the Indemnifying Party does not object in writing (as provided in Section 9.6(b)(i)) to the claims contained in a Claim Notice prior to the Objection Deadline for such Claim Notice, such failure to object shall be an acknowledgment by the Indemnifying Party that the claims set forth in the Claim Notice are valid and that the Indemnified Person is entitled to the full amount of the claims for Losses set forth in such Claim Notice, subject to Section 9.5.
(c)
Resolution of Conflicts.
(i)
In the event that the Indemnifying Party delivers an Objection Notice in accordance with Section 9.6(b), the Indemnifying Party and the Indemnified Person shall attempt in good faith to agree upon the rights of the respective parties with respect to each such claim. If the Indemnifying Party and the Indemnified Person should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties, and such memorandum shall be binding on both parties as to the matters therein.
(ii)
If no such agreement can be reached after good faith negotiation and prior to the date that is thirty (30) days after delivery of an Objection Notice, either the Indemnified Person or the Indemnifying Party may initiate a proceeding in accordance with Section 10.10
9.7
Third Party Claims.
(a)
In the event that an Indemnified Person becomes aware of a third party claim (a “Third Party Claim”) that the Indemnified Person reasonably believes may result in a claim for indemnification pursuant to this ARTICLE IX, the Indemnified Person shall promptly notify the Indemnifying Party by delivering a Claim Notice describing the Third Party Claim, the amount thereof (to the extent known and quantifiable), and the basis thereof (provided that failure to so provide such notification shall not affect the Indemnifying Party’s obligations under this ARTICLE IX except and only to the extent that the Indemnifying Party is materially prejudiced by such failure).
(b)
Subject to the last sentence of this Section 9.7(b), the Indemnifying Party shall have the right, at its sole option and at the sole expense of the Indemnifying Party, to be represented by counsel of its choice, which must be reasonably satisfactory to the Indemnified Person, and to defend against, negotiate, settle or otherwise deal with any Third Party Claims and if the Indemnifying Party elects to defend against, negotiate, settle or otherwise deal with any Third Party Claim, it shall within thirty (30) days (or sooner, if the nature of such Third Party Claim so requires) (the “Dispute Period”) notify the Indemnified Person of its intent to do so.
(c)
If the Indemnifying Party does not elect within the Dispute Period to defend against, negotiate, settle or otherwise deal with any Third Party Claim, the Indemnified Person may defend against, negotiate, settle or otherwise deal with such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnifying Party shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such Third Party Claim or other Third Party Claim for which an Indemnified Person assumes the defense. Such Indemnified Person shall have the right in its sole discretion to conduct the defense of any such claim; provided that the Indemnified Person shall not settle or consent to the entry of judgment with respect to any such claim without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld).
(d)
If the Indemnifying Party has the right to and elects to defend against, negotiate, settle or otherwise deal with any Third Party Claim: (i) the Indemnifying Party shall use its commercially reasonable efforts to defend such Third Party Claim vigorously and in good faith; (ii) the Indemnified Person, prior to the period in which the Indemnifying Party assumes the defense of such matter, may take such reasonable actions to preserve any and all rights with respect to such matter, without such actions being construed as a waiver of such Indemnified Person’s rights to defense and indemnification pursuant hereto, but with such actions not being determinative of the amount of any Losses except to the extent the Indemnifying Party’s ability to defend such action is materially prejudiced by such actions; and (iii) the Indemnified Person may participate, at its own expense, in the defense of such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnifying Party shall not, without the written consent of the Indemnified Person (which consent shall not be unreasonably withheld), settle or compromise any Third Party Claim or permit a default or consent to entry of any judgment (each, a “Settlement”) unless: (i) the claimant and the Indemnifying Party provide to such Indemnified Person an unqualified release from all liability in respect of the Third Party Claim; (ii) such Settlement does not impose any liabilities or obligations on the Indemnified Person; and (iii) with respect to any non-monetary provision of such Settlement, such provisions would not have or be reasonably expected to have any adverse effect on the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Indemnified Person.
(e)
The Parties agree to: (i) cooperate with each other in connection with the defense, negotiation or settlement of any such Third Party Claim; (ii) make available witnesses in a timely manner to provide testimony through declarations, affidavits, depositions, or at hearing or trial and to work with each other in preparation for such events consistent with deadlines dictated by the particular Third Party Claim; and (iii) preserve all documents and things required by litigation hold orders pending with respect to particular Third Party Claims, and to provide such documents and things to each other, consistent with deadlines dictated by a particular matter, as required by legal procedure or court order, or if reasonably requested by another Party, provided such cooperation referenced in clauses (i) through (iii) would not reasonably be expected to result in a waiver of any attorney-client, work product or other privilege.
9.8
Release of Holdback.
(a)
If it is determined that Seller has any liability to any Buyer Indemnitee with respect to an indemnification claim made pursuant to this ARTICLE IX, such liability shall be first resolved by cancelling a number of the Holdback Shares equal to (i) the aggregate amount of such indemnification claim divided by (ii) the greater of (A) the Closing VWAP and (B) the VWAP of the Shares over the five (5) trading days immediately preceding the date on which such indemnification claim is finally resolved in accordance with this ARTICLE IX.
(b)
If all of the Holdback Shares have been cancelled with respect to one or more indemnification claims, and an indemnification claim is thereafter resolved which was made pursuant to Section 9.2(b) or Section 9.2(c), Seller shall, within thirty (30) Business Days following the final resolution of such indemnification claim, present for cancellation a number of Shares equal to (i) the aggregate amount of such indemnification claim divided by (ii) the greater of (A) the Closing VWAP and (B) the VWAP of the Shares over the five (5) trading days immediately preceding the date on which such indemnification claim is finally resolved in accordance with this ARTICLE IX, and if any indemnification liability remains after such cancellation, pay to Buyer in cash an amount equal to the remaining amount of such indemnification claim.
(c)
Within five (5) Business Days after the Expiration Date, Buyer shall deliver to Seller a number of Holdback Shares equal to (i) the Holdback Shares retained pursuant to Section 3.4 minus (ii) the aggregate number of shares by which the Holdback Shares were reduced in satisfaction of indemnification claims asserted by Buyer Indemnitees that were finally resolved in accordance with this ARTICLE IX prior to the Expiration Date, minus (iii) a number of Shares equal to (A) the aggregate amount of all indemnification claims asserted by Buyer Indemnitees in good faith for which a Claim Notice has been delivered to Seller prior to the Expiration Date but which has not yet been resolved in accordance with the provisions of this ARTICLE IX by such date (each such claim, an “Unresolved Claim”), divided by (B) the greater of (I) the Closing VWAP and (II) the VWAP of the Shares over the five (5) trading days immediately preceding the Expiration Date (the “Unresolved Claim Shares”). Until all Unresolved Claims have been fully and finally resolved, within five (5) Business Days of the resolution of any such Unresolved Claim, Buyer shall apply the immediately preceding sentence mutatis mutandis.
9.9
Tax Treatment of Indemnification Payments. All indemnification payments made by Seller under this Agreement shall be treated by the Parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by applicable Law.
ARTICLE X

MISCELLANEOUS
10.1
Expenses. Except as otherwise specifically provided, all fees, costs, and expenses incurred by Buyer, on the one hand, or Seller, on the other, in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring the same, including, legal and accounting fees, costs, and expenses. Buyer shall pay all sales, use, excise, stamp, documentary, filing, recording, transfer, or similar fees or taxes or governmental charges, as levied by any Taxing Authority or Governmental Authority in connection with the transfer of Purchased Assets contemplated by this Agreement.
10.2
Assignment. No Party shall assign all or any part of this Agreement, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Party, such consent to be withheld for any reason, and any assignment or delegation made without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon the Parties and their successors and permitted assigns.
10.3
Preparation of Agreement. Both Seller and Buyer and their respective counsels participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.
10.4
Notices. All notices and communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by electronic mail (provided any such electronic mail transmission is confirmed by written confirmation), or addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:
(a)
If to Buyer, to:

Banzai International, Inc.

435 Ericksen Ave, Suite 250

Bainbridge Island, Washington 98110

Attn: Joseph Davy

E-mail: [*]

with a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 3rd Avenue

19th Floor

New York, NY 10022

Attn: Louis Taubman, Esq.

Email: [*]

Phone: [*]

(b)
If to Seller:

ConnectAndSell, Inc.

50 University Avenue, Ste B303

Attn: Jonti McLaren, President

E-mail: [*]

with a copy (which shall not constitute notice) to:

Dentons US LLP

1221 Avenue of the Americas
New York, NY 10020
Attention: Ilan Katz
E-mail: [*]

Any notice given in accordance herewith shall be deemed to have been given only when delivered to the addressee in person, or by courier, or transmitted by electronic mail transmission during normal business hours on a Business Day (or if delivered or transmitted after normal business hours on a Business Day or on a day other than a

Business Day, then on the next Business Day), or upon actual receipt by the addressee during normal business hours on a Business Day after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be (or if delivered after normal business hours on a Business Day or on a day other than a Business Day, then on the next Business Day). The Parties may change the address and electronic mail address to which such communications are to be addressed by giving written notice to the other Parties in the manner provided in this Section 10.4.

10.5
Further Cooperation. After the Closing, Buyer, Acquisition Sub and Seller shall execute and deliver, or shall cause to be executed and delivered, from time to time such further instruments of conveyance and transfer, and shall take such other actions as any Party may reasonably request, to convey and deliver the Purchased Assets to Acquisition Sub, to perfect Acquisition Sub’s title thereto, and to accomplish the orderly transfer of the Purchased Assets to Acquisition Sub in the manner contemplated by this Agreement.
10.6
Entire Agreement; Conflicts. THIS AGREEMENT, THE APPENDICES, EXHIBITS AND SCHEDULES HERETO, AND THE TRANSACTION DOCUMENTS COLLECTIVELY CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AND CONTEMPORANEOUS AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS, AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF. THERE ARE NO WARRANTIES, REPRESENTATIONS, OR OTHER AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND NEITHER SELLER, ON THE ONE HAND, NOR BUYER, ON THE OTHER, SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT, OR STATEMENTS OF INTENTION NOT SO SET FORTH. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY APPENDIX, SCHEDULE, OR EXHIBIT HERETO, THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN ANY OF THE APPENDICES, SCHEDULES AND EXHIBITS HERETO OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT, SUBJECT TO THE PROVISIONS OF THIS SECTION 13.6. The Recitals to this Agreement are incorporated herein by this reference.
10.7
Parties in Interest. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Seller, Buyer and Acquisition Sub and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties or their successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided that only a Party and its respective successors and permitted assigns will have the right to enforce the provisions of this Agreement on its own behalf (but shall not be obligated to do so).
10.8
Amendment. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto.
10.9
Waiver; Rights Cumulative. Any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving such term, covenant, representation, warranty or condition. No course of dealing on the part of Seller or Buyer or their respective Representatives and no failure by Seller or Buyer to exercise any of their respective rights under this Agreement shall, in each case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty. The rights of Seller and Buyer under this Agreement shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.
10.10
Governing Law; Jurisdiction; Waiver of Jury Trial; Judicial Reference.

(a)
This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby or the rights, duties and relationship of the Parties and thereto, shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, excluding any conflicts of law, rule or principle that might refer construction of provisions to the Laws of another jurisdiction.
(b)
Any legal action or proceeding with respect to this Agreement or any other Transaction Document may be brought in the courts of the State of Delaware or of the United States District Court for the District of Delaware and by execution and delivery of this Agreement, each Party hereto consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of Party hereto irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any Transaction Document related hereto. Each Party hereto waives personal service of any summons, complaint or other process, which may be made by any other means permitted by Delaware law.
(c)
TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS. This Section 10.10 shall survive the termination of this Agreement.
10.11
Enforcement of Agreement. The Parties agree that irreparable damage would occur if any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled hereunder, at law or in equity.
10.12
Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
10.13
Execution in Counterparts; Electronic Signatures. This Agreement and the other Transaction Documents may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement and each of the other Transaction Documents may be executed by electronic signatures. The Parties hereto expressly agree to conduct the transactions contemplated by this Agreement and the other Transaction Documents by electronic means (including, without limitation, with respect to the execution, delivery, storage and transfer of this Agreement and each of the other Transaction Documents by electronic means and to the enforceability of electronic Transaction Documents). Delivery of an executed signature page to this Agreement and each of the other Transaction Documents by electronic mail transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart hereof and thereof, as applicable. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
10.14
Public Announcements. Neither Party shall, nor shall either Party permit any of its Affiliates or Representatives to, issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that either Party may make any public disclosure it believes in good faith is required by applicable Law, any listing or trading agreement concerning its publicly traded securities, or any applicable stock exchange rules (in which case the disclosing Party shall use commercially reasonable efforts to advise the other Party prior to making such disclosure and shall consider in good faith any comments of the other Party on such disclosure).
10.15
Related Party Liability. Other than the Parties to this Agreement and their successors and assigns, no past, present or future director, officer, employee, incorporator, member, partner, equity holder, Affiliate, agent, attorney or representative of Seller, Buyer or Acquisition Sub or any of their respective Affiliates shall have any liability for any obligations or liabilities of Seller, Buyer or Acquisition Sub, as applicable, under this Agreement or the other Transaction Documents (so long as such Persons are not a party to any such other Transaction Documents), or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, Seller, Buyer, and Acquisition Sub have executed this Agreement as of the date first written above.

SELLER:

CONNECTANDSELL, INC.
a Delaware corporation

By:	/s/
Name:	Jonti McLaren
Title:	President

BUYER:

BANZAI INTERNATIONAL, INC.
a Delaware corporation

By:	/s/
Name:	Joseph P. Davy
Title:	Chief Executive Officer

ACQUISITION SUB:

BANZAI CS ACQUISITION, INC.
a Delaware corporation

By:	/s/
Name:	Joseph P. Davy
Title:	Chief Executive Officer

APPENDIX I
DEFINED TERMS

“Action” shall have the meaning set forth in Section 4.10.

“Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by, or is under common control with any such Person. The term “control” (including the terms “controlled by” and “under common control with”) means direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise) of such Person; provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent (5%) or more of the securities having ordinary voting power for the election of directors of a corporation.

“Agreement” shall have the meaning set forth in the introductory paragraph herein.

“Agreement Date” shall have the meaning set forth in the introductory paragraph herein.

“Allocated Value” shall have the meaning set forth in Section 3.5.

“Assigned Contracts” shall have the meaning set forth in Section 4.7.

“Assumed Liabilities” shall have the meaning set forth in Section 2.3.

“Balance Sheet Date” shall have the meaning set forth in Section 4.19.

“Base Earn-Out Consideration” shall have the meaning set forth in Section 3.2(a).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 3.6.

“Board Recommendation” shall have the meaning set forth in Section 8.2.

“Business” shall have the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Buyer” shall have the meaning set forth in the introductory paragraph herein.

“Buyer Board” shall have the meaning set forth in Section 8.2(c)(i).

“Buyer Class A Common Stock” shall have the meaning set forth in Section 5.26(a).

“Buyer Class B Common Stock” shall have the meaning set forth in Section 5.26(a).

“Buyer Indemnitees” shall have the meaning set forth in Section 9.2.

“Buyer Major Stockholder” means Joseph P. Davy, Buyer’s Chief Executive Officer and chairman of the Buyer Board.

“Buyer Material Contract” shall have the meaning set forth in Section 5.10.

“Buyer Material Customer” shall have the meaning set forth in Section 5.13.

“Buyer Material Supplier” shall have the meaning set forth in Section 5.13.

“Buyer Permits” shall have the meaning set forth in Section 5.6.

“Buyer’s Knowledge” means the actual knowledge of Joe Davy and Dean Ditto after reasonable inquiry.

“Claim Date” shall have the meaning set forth in Section 9.6(a)(ii).

“Claim Notice” shall have the meaning set forth in Section 9.6(a)(ii).

“Closing” shall have the meaning set forth in Section 6.1.

“Closing Consideration” shall have the meaning set forth in Section 3.1(a).

“Closing Date” shall have the meaning set forth in Section 6.1.

“Closing MRR” shall have the meaning set forth in Section 3.2(c)(i).

“Closing Non-Cash Consideration” means an amount equal to (A) the Closing Consideration, minus (B) the portion of the Closing Consideration actually paid in cash on the Closing Date, minus (C) the principal amount of the Employee Indebtedness Note.

“Closing VWAP” shall have the meaning set forth in Section 3.1(c).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Confidential Information” shall have the meaning set forth in Section 8.4.

“Consent” shall mean any approval, consent, ratification, waiver or other authorization.

“Deductible” shall have the meaning set forth in Section 9.5(a)(ii).

“Disclosure Schedules” means the disclosure schedules delivered by Seller or Buyer, as applicable, concurrently with the execution and delivery of this Agreement.

“Dispute Period” shall have the meaning set forth in Section 9.7(b).

“Earn-Out Consideration” shall have the meaning set forth in Section 3.1(a).

“Earn-Out Period” shall have the meaning set forth in Section 3.2.

“Earn-Out Statement” shall have the meaning set forth in Section 3.2(d)(i).

“Earn-Out Statement Objection” shall have the meaning set forth in Section 3.2(d)(i).

“Earn-Out Statement Review Period” shall have the meaning set forth in Section 3.2(d)(i).

“Employee Indebtedness Note” shall have the meaning set forth in Section 6.2(g).

“Encumbrance” shall have the meaning set forth in Section 2.1.

“Exchange Act” shall have the meaning set forth in Section 5.23.

“Excluded Assets” shall have the meaning set forth in Section 2.2.

“Excluded Liabilities” shall have the meaning set forth in Section 2.3.

“Expiration Date” shall have the meaning set forth in Section 9.1.

“Financial Statements” shall have the meaning set forth in Section 4.12.

“Five Elms” shall have the meaning set forth in the Recitals.

“First Deferred Cash Payment” shall have the meaning set forth in Section 3.1(a).

“Fraud” means intentional fraud under the laws of the State of Delaware in the making of the representations set forth in ARTICLE IV by Seller or in the making of the representations set forth in ARTICLE V by Buyer, as applicable.

“Governmental Authority” shall mean any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or Taxing Authority or power, and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“Governmental Authorization” means any Consent, license, franchise, permit, exemption, clearance, or registration issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Holdback Shares” shall have the meaning set forth in Section 3.4.

“Indemnified Person” shall have the meaning set forth in Section 9.6(a)(i).

“Indemnifying Party” shall have the meaning set forth in Section 9.6(a)(i).

“Independent Accounting Firm” shall have the meaning set forth in Section 3.2(d)(i).

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations related to the foregoing; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) websites and internet domain name registrations; and (vi) other intellectual property and related proprietary rights, interests and protections (including all rights to sue and recover and retain damages, costs and attorneys’ fees for past, present and future infringement and any other rights relating to any of the foregoing).

“IP Agreement” shall have the meaning set forth in Section 3.3(a).

“Law” shall mean any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, judgment, decree or other official act of or by any Governmental Authority and any other legally enforceable requirement and rule of common law.

“Liabilities” shall mean any and all claims, causes of action, payments, charges, judgments, assessments, liabilities, losses, damages, penalties, fines and costs and expenses, including any attorneys’ fees, legal or other expenses incurred in connection therewith and including liabilities, costs, losses and damages for personal injury or death or property damage or environmental damage or remediation.

“Licensed IP” shall have the meaning set forth in Section 4.6(a).

“Losses” shall have the meaning set forth in Section 9.2.

“Material Adverse Effect” means, with respect to any Person, any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise), or assets of such Person taken as a whole, or (b) the ability of such Person to consummate the transactions contemplated hereby on a timely basis; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (i) any adverse change, event or effect arising from or relating to general business or economic conditions and changes generally affecting the financial or securities markets, (ii) any adverse change, event or effect arising from or relating to conditions generally affecting the industry in which the Business operates, (iii) any adverse change, event or effect arising from or relating to changes in applicable Laws or accounting rules or principles, including GAAP, (iv) any adverse change, event or effect arising from or relating to any natural disaster or any acts of terrorism, sabotage, geopolitical conditions or tensions, military action or war or any escalation or worsening thereof, (v) any adverse change, event or effect arising from or relating to any epidemic, pandemic or disease outbreak, (vi) any adverse change, event or effect arising from or relating to the announcement, pendency or completion of the transactions contemplated by this Agreement, or (vii) any adverse change, event or effect arising from or relating to any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer or Seller, as applicable; provided, further, that any event, occurrence, fact, condition or change referred to in clauses (i) through (v) above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Business compared to other participants in the industry in which the Business operates.

“Monthly Recurring Revenue” or “MRR” shall have the meaning set forth in Section 3.2(c)(iii).

“Net Proceeds” shall have the meaning set forth in Section 3.3(a)(ii).

“Net Proceeds Objection” shall have the meaning set forth in Section 3.3(a)(i).

“Net Proceeds Statement” shall have the meaning set forth in Section 3.3(a)(i).

“Net Proceeds Statement Review Period” shall have the meaning set forth in Section 3.3(a)(i).

“Objection Deadline” shall have the meaning set forth in Section 9.6(b)(i).

“Objection Notice” shall have the meaning set forth in Section 9.6(b)(i).

“Owned IP” shall have the meaning set forth in Section 4.6(a).

“Party” and “Parties” shall have the meaning set forth in the introductory paragraph herein.

“Performance Earn-Out Consideration” shall have the meaning set forth in Section 3.2(b).

“Permitted Encumbrance” shall mean:

(a)
Encumbrances which will be released upon payment of the Purchase Price;
(b)
Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate procedures;
(c)
mechanics, carriers’, workmen’s, repairmen’s, or other like liens arising or incurred in the ordinary course of business consistent with past practice or amounts that are not delinquent and which are not, individually or in the aggregate, material to the Business; and
(d)
liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, material to the Business.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Pre-Funded Warrants” shall have the meaning set forth in the Recitals.

“Principal Market” shall have the meaning set forth in Section 5.25.

“Privacy Requirements” shall have the meaning set forth in Section 4.17.

“Private Placement” shall have the meaning set forth in the Recitals.

“Proxy Statement” shall have the meaning set forth in Section 8.2.

“Purchase Price” shall have the meaning set forth in Section 3.1(a).

“Purchase Price Statement” shall have the meaning set forth in Section 3.1(c).

“Purchased Assets” shall have the meaning set forth in Section 2.1.

“Purchased IP” shall have the meaning set forth in Section 4.6(a).

“Recording Laws” shall have the meaning set forth in Section 4.27.

“Registrable Securities” shall have the meaning set forth in Section 8.2(d).

“Registration Rights Agreement” shall have the meaning set forth in the Recitals.

“Representatives” means, with respect to a Person, such Person’s Affiliates and the directors, managers, officers, employees, representatives and agents of such Person and its Affiliates.

“Resale Registration Statement” shall have the meaning set forth in Section 8.2(d).

“S-3 Effective Date” shall have the meaning set forth in Section 8.2(d).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” shall have the meaning set forth in Section 5.23.

“SEC Reports” shall have the meaning set forth in Section 5.23.

“Second Deferred Cash Payment” shall have the meaning set forth in Section 3.1(a).

“Securities Act” shall have the meaning set forth in Section 4.24.

“Seller” shall have the meaning set forth in the introductory paragraph herein.

“Seller Indemnitees” shall have the meaning set forth in Section 9.3.

“Seller Material Contracts” shall have the meaning set forth in Section 4.15.

“Seller Material Customers” shall have the meaning set forth in Section 4.18.

“Seller Material Suppliers” shall have the meaning set forth in Section 4.18.

“Seller’s Knowledge” means the actual knowledge of Jonti McLaren, Shawn McLaren and Manny Bulotano after reasonable inquiry.

“Settlement” shall have the meaning set forth in Section 9.7(d).

“Shares” shall have the meaning set forth in the Recitals.

“Stockholders’ Approval” shall have the meaning set forth in Section 8.2.

“Stockholders’ Meeting” shall have the meaning set forth in Section 8.2.

“Subject Shares” means all shares of Buyer Class A Common Stock and Buyer Class B Common Stock beneficially owned by the Buyer Major Stockholder as of the Agreement Date, together with any shares of Buyer capital stock acquired by the Buyer Major Stockholder after the Agreement Date.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

“Tax” or “Taxes” shall mean (i) all taxes, assessments, fees, unclaimed property and escheat obligations, and other charges of any kind whatsoever imposed by any Governmental Authority, including any federal, state, local and/or foreign income tax, surtax, remittance tax, presumptive tax, net worth tax, special contribution tax, production tax, severance tax, value added tax, withholding tax, gross receipts tax, windfall profits tax, profits tax, ad valorem tax, personal property tax, real property tax, sales tax, goods and services tax, service tax, transfer tax, use tax, excise tax, premium tax, stamp tax, motor vehicle tax, entertainment tax, insurance tax, capital stock tax, franchise tax, occupation tax, payroll tax, employment tax, unemployment tax, disability tax, alternative or add-on minimum tax and estimated tax, (ii) any interest, fine, penalty or additions to tax imposed by a Governmental Authority in connection with any item described in clause (i), and (iii) any liability in respect of any item described in clauses (i) or (ii) above, that arises by reason of a contract, assumption, transferee or successor liability, operation of Law (including by reason of participation in a consolidated, combined or unitary Tax Return) or otherwise.

“Tax Return” shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” shall mean, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

“TCPA” shall have the meaning set forth in Section 4.25.

“Telecom Laws” shall have the meaning set forth in Section 4.25.

“Third Party Claim” shall have the meaning set forth in Section 9.7(a).

“Transaction Documents” shall mean those documents, instruments and agreements executed pursuant to or in connection with this Agreement.

“Transaction Matter” shall have the meaning set forth in Section 9.4.

“Transactions” shall have the meaning set forth in the Recitals.

“Transferred Permits” shall have the meaning set forth in Section 4.8.

“TSR” shall have the meaning set forth in Section 4.25.

“Unresolved Claim” shall have the meaning set forth in Section 9.8(c).

“Unresolved Claim Shares” shall have the meaning set forth in Section 9.8(c).

“Voting and Support Agreement” shall have the meaning set forth in the Recitals.

“VWAP” shall mean the volume-weighted average price of the Shares over the five (5) trading days immediately preceding the applicable issuance date.

“Year 1 MRR” shall have the meaning set forth in Section 3.2(c)(ii).

EXHIBIT 2.1

Exhibit A

PURCHASED ASSETS

EXHIBIT B

EXCLUDED ASSETS

EXHIBIT C

ASSUMED LIABILITIES

EXHIBIT D

PURCHASE PRICE STATEMENT

EXHIBIT E

ASSIGNMENT AND BILL OF SALE

ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT AND BILL OF SALE (this “Assignment”), dated as of the Closing Date, is entered into by and among ConnectAndSell, Inc., a Delaware corporation (“Seller”), Banzai CS Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Banzai International, Inc. (“Acquisition Sub”), and Banzai International, Inc., a Delaware corporation (“Buyer”), solely in its capacity as guarantor of Acquisition Sub’s obligations hereunder. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement, dated as of the Closing Date (the “Purchase Agreement”), by and among Buyer, Acquisition Sub and Seller.

WHEREAS, pursuant to the Purchase Agreement and subject to the terms and conditions set forth therein, Acquisition Sub has agreed to purchase, acquire and accept from Seller, and Seller has agreed to sell, assign, transfer, convey and deliver to Acquisition Sub, the Purchased Assets;

WHEREAS, pursuant to the Purchase Agreement and subject to the terms and conditions set forth therein, Acquisition Sub has agreed to assume and fully pay, satisfy, discharge and perform, as applicable, when due, the Assumed Liabilities; and

WHEREAS, the Parties now desire to execute and deliver this Assignment to evidence the transfer and sale of the Purchased Assets by Seller to Acquisition Sub effective as of 12:01 a.m. (Eastern Standard Time) on the Closing Date.

WHEREAS, the Purchase Price payable by Buyer to Seller pursuant to the Purchase Agreement consists of cash, Shares, Pre-Funded Warrants and other consideration, each as more fully described in the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
Purchased Assets; Excluded Assets. Acquisition Sub hereby purchases, acquires and accepts from Seller, and Seller hereby sells, assigns, transfers, conveys and delivers to Acquisition Sub, all of the Purchased Assets, free and clear of any Encumbrances, other than Permitted Encumbrances. For the avoidance of doubt, Acquisition Sub is not purchasing from Seller, and Seller is not selling, conveying, transferring, assigning or delivering to Acquisition Sub, any of the Excluded Assets.
2.
Assumed Liabilities; Excluded Liabilities. Acquisition Sub hereby assumes and agrees to fully pay, satisfy, discharge and perform, as applicable, when due, all of the Assumed Liabilities. Buyer hereby joins this Assignment solely to guarantee the performance and payment of all Assumed Liabilities by Acquisition Sub. For the avoidance of doubt, neither Acquisition Sub nor Buyer assumes or agrees to pay, satisfy, discharge or perform any of the Excluded Liabilities.
3.
Terms of the Purchase Agreement. The Parties acknowledge and agree that this Assignment is entered into pursuant to the Purchase Agreement, to which reference is made for a further statement of the rights and obligations of Buyer and Seller with respect to the Purchased Assets. The representations, warranties, covenants, agreements and indemnities contained in the Purchase Agreement shall not be superseded, modified, replaced, amended, changed, rescinded, waived, exceeded, expanded, enlarged or in any way affected hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.
4.
Representations and Warranties. Each of Acquisition Sub and Buyer (solely in its capacity as guarantor) hereby confirms that all representations and warranties of Buyer set forth in the Purchase Agreement are true and correct in all material respects as of the date hereof (except for representations and warranties that refer to a specified date, which are true and correct in all material respects as of such specified date). Without limiting the foregoing or any representation or warranty set forth in the Purchase Agreement, Acquisition Sub hereby represents and warrants to Seller that (a) Acquisition Sub has full power and authority to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (b) the execution, delivery and performance of this

2

Assignment by Acquisition Sub have been duly authorized by all necessary corporate action on the part of Acquisition Sub, and (c) upon the transfer of the Purchased Assets at the Closing, Acquisition Sub will hold good title to the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances.
5.
Further Assurances. Each Party covenants and agrees, at its own expense, to promptly execute and deliver, at the reasonable request of the other Party, such further instruments of transfer and assignment and to promptly take such other actions as the other Party may reasonably request to carry out the intent and purposes of this Agreement.
6.
Execution in Counterparts; Electronic Signatures. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Assignment may be executed by electronic signatures. The Parties hereto expressly agree to conduct the transactions contemplated by this Assignment by electronic means (including, without limitation, with respect to the execution, delivery, storage and transfer of this Assignment by electronic means). Delivery of an executed signature page to this Assignment by electronic mail transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart hereof and thereof, as applicable. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.
7.
Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall assign all or any part of this Assignment, nor shall any Party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other Party, and any assignment or delegation made without such consent shall be void.
8.
Governing Law. This Assignment and any claim, controversy or dispute arising under or related to this Assignment or the transactions contemplated hereby or the rights, duties and relationship of the Parties shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, excluding any conflicts of law, rule or principle that might refer construction of provisions to the Laws of another jurisdiction.
9.
Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.
10.
Notices. All notices and communications required or permitted to be given under this Assignment shall be delivered in accordance with the notice provisions set forth in Section 13.4 of the Purchase Agreement, which are hereby incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank. Signature page follows.]

3

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Bill of Sale as of the Closing Date.

SELLER:

CONNECTANDSELL, INC.
a Delaware corporation

By:
Name:
Title:

BUYER:

BANZAI INTERNATIONAL, INC.
a Delaware corporation

By:
Name:
Title:

ACQUISITION SUB:

BANZAI CS ACQUISITION, INC.
a Delaware corporation

By:
Name:
Title:

4

EXHIBIT F

FORM OF PRE-FUNDED WARRANT

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

PRE-FUNDED COMMON STOCK PURCHASE WARRANT

Banzai International, Inc.

Warrant Shares: 1,685,175	Issue Date: July 2, 2026

THIS PRE-FUNDED COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ConnectAndSell, Inc., or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of the receipt of the Stockholder Approval (as defined below, such date, the “Initial Exercise Date”) and until this Warrant is exercised in full (the “Termination Date”) but not thereafter, to subscribe for and purchase from Banzai International, Inc., a Delaware corporation (the “ListCo”), up to 1,685,175 shares (as subject to adjustment hereunder, the “Warrant Shares”) of the ListCo’s Class A common stock, par value $0.0001 per share (“Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Asset Purchase Agreement (the “Purchase Agreement”), dated July 2, 2026, by and between the ListCo and ConnectAndSell, Inc. (“Seller”). In addition, for purposes of this Warrant, the following terms shall have the following meanings:

“Common Stock Equivalent” means any securities of the Company entitling the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Stockholder Approval” means the approval of the ListCo’s stockholders, as contemplated by Rule 5635(a) of the Nasdaq listing rules, of the issuance of shares of Common Stock upon the exercise of Pre-Funded Warrants to the extent that the number of shares of Common Stock so issued, taken together with the number of shares of Common Stock issued pursuant to the Purchase Agreement, would exceed the Nasdaq Ownership Limitation.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the ListCo, with a mailing address of 1 State St 30th floor, New York, NY 10004, and an email address of administration@continentalstock.com, and any successor transfer agent of the ListCo.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the ListCo of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank, unless the “cashless exercise” procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required and a digital or e-signature on a emailed copy of the Notice of Exercise is permitted. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the ListCo until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the ListCo for cancellation as soon as reasonably practicable following the date on which the Warrant Shares issuable pursuant to final Notice of Exercise are issued to Holder. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The ListCo shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The ListCo shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice and any failure to do so is deemed acceptance of the Notice of Exercise by ListCo. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.0001 per Warrant Share, was pre-funded to the ListCo on or prior to the Initial Exercise Date with due consideration and, consequently, no additional consideration (other than the nominal exercise price of $0.0001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per share of Common Stock under this Warrant shall be $0.0001, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=

as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered during such the “regular trading hours” of such Trading Day or within two (2) hours after the close of “regular trading hours” on such Trading Day pursuant to Section 2(a) hereof, or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is executed and delivered pursuant to Section 2(a) other than as described in subsections (i) or (ii) above;

(B)	=	the Exercise Price of this Warrant; and

(X)	=

the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the principal Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is then listed or quoted on the OTCQB Venture Market (the “OTCQB”) or the OTCQX Best Market (the “OTCQX”), the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on a Trading Market, OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market operated by the OTC Markets, Inc. (the “Pink Market”) (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the ListCo, the fees and expenses of which shall be paid by the ListCo.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the principal Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if Common Stock is then listed or quoted on the OTCQB or the OTCQX, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX, as applicable, (c) if the Common Stock is not then listed or quoted for trading on a Trading Market, OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Market, the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the ListCo, the fees and expenses of which shall be paid by the ListCo.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that for purposes of Rule 144 under the Securities Act, the Warrant Shares issued in such cashless exercise shall be deemed to have been acquired by the Holder, and the holding period for such Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued. The ListCo agrees not to take any position contrary to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. ListCo shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if ListCo is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations and without current public information pursuant to Rule 144 (assuming cashless exercise of the Warrants), and if ListCo is not a participant in DWAC, then by physical delivery of a certificate, registered in the ListCo’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earlier of (i) one (1) Trading Day after delivery of the aggregate Exercise Price to the ListCo (if applicable), and (ii) the number of Trading Days comprising the Standard Settlement Period, in each case (i) or (ii), after the delivery to the ListCo of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by the Warrant Share Delivery Date. If the ListCo fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, without limiting any other remedies that Holder may have, the ListCo shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $100 per Trading Day (increasing to $200 per Trading Day on the third (3rd) Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The ListCo agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the ListCo’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the ListCo shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the ListCo fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise or pursue other remedies available to Holder under applicable Law.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the ListCo fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the ListCo shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the ListCo was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the ListCo timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the ListCo shall be required to pay the Holder $1,000. The Holder shall provide the ListCo written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the ListCo, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at Law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the ListCo’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the ListCo shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee, legal fee or other expense, or any other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the ListCo, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto so long as ListCo provides documented evidence of the requirement to pay such transfer tax. The ListCo shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The ListCo will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

viii. No Offset. ListCo will not offset, reduce, limit, refuse or delay any issuance of Warrant Shares to Holder due to any dispute or claim involving ListCo, on one hand, and Seller, Holder, and/or any other ListCo stockholder, warrant holder or option holder, on the other hand, including, without limitation, any dispute or claim arising out of the Purchase Agreement but excluding any claim or dispute pertaining to this Warrant.

e) Holder’s Exercise Limitations. The ListCo shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the ListCo (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the ListCo is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the ListCo shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the ListCo’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the ListCo or (C) a more recent written notice by the ListCo or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the ListCo shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the ListCo, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the ListCo, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the ListCo. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the ListCo, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the ListCo upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of capital stock any additional shares of Common Stock, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall automatically be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the ListCo grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such

Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the reductions due to “cashless exercise” or the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the ListCo shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the reductions due to “cashless exercise” or the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Reserved.

e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the ListCo shall promptly (and no later than five (5) business days after the effective date of such adjustment) deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the ListCo shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the ListCo shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the ListCo shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the ListCo shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the ListCo (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the ListCo shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the ListCo, then, in each case, the ListCo shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the ListCo, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the ListCo or any of the Subsidiaries, the ListCo shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities Laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the ListCo or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer so long as ListCo provides documented evidence of the requirement to pay such transfer tax. (Notwithstanding the foregoing, no surrender of a Warrant shall be required if such Warrant is represented by book-entry registration in the Warrant Register.) Upon any such assignment and, if required, such payment, the ListCo shall promptly (and no later than five (5) business days later) execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the ListCo unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the ListCo within three (3) Trading Days of the date on which the Holder delivers an assignment form to the ListCo assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the ListCo, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the ListCo shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register; Warrant Agent. The ListCo shall register ownership of this Warrant, upon records to be maintained by the ListCo for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The ListCo may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. This Warrant may be, at the option of the Holder, either (x) represented by an original Warrant certificate or (y) issued by book-entry registration in the Warrant Register. For the avoidance of doubt, any Warrant issued by book-entry registration in the Warrant Register shall nonetheless be subject to the terms and conditions of such Warrant certificate to the same extent as if such Warrant were represented by an original Warrant certificate. The ListCo initially shall serve as the warrant agent under this Warrant; provided, that upon thirty (30) days’ notice to the Holder, the ListCo may appoint a new warrant agent. Any such successor warrant agent promptly shall cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144 under the Securities Act, the ListCo may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provide an opinion of counsel, reasonably satisfactory to the ListCo, that such transfer may be effected without registration under the Securities Act.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities Law.

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the ListCo prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the ListCo be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The ListCo covenants that upon receipt by the ListCo of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the ListCo will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d) Authorized Shares.

The ListCo covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant (without regard to any limitations on exercise hereof, including without limitation, the reductions due to “cashless exercise”). The ListCo further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The ListCo will take all such reasonable action as may be necessary to assure that such Warrant Shares are issued as provided herein without violation of any applicable Law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The ListCo covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the ListCo in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the ListCo shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the ListCo will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the ListCo may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the ListCo to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the ListCo shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. This Warrant and all related Proceedings shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. Each Party hereto (a) agrees that any Action by such Party seeking any relief whatsoever arising out of, or in connection with, this Warrant or the Transactions shall be exclusively in the Delaware Chancery Court, or, if the Delaware Chancery Court does not have subject matter jurisdiction, in the federal courts located in the State of Delaware, and not in any other State or Federal court in the United States of America or any court in any other country; (b) agrees to submit to the exclusive jurisdiction of such courts for purposes of all Actions arising out of, or in connection with, this Warrant or the Transactions; (c) waives and agrees not to assert any objection that it may now or hereafter have to the laying of the venue of any such Action brought in such a court or any claim that any such Action brought in such a court has been brought in an inconvenient forum; and (d) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that the right to exercise this Warrant terminates on the Termination Date. Without limiting any other provision of this Warrant, if the ListCo willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the ListCo shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. All notices and other communications hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other internationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to the ListCo, to:

435 Ericksen Ave, Suite 250
Bainbridge Island, Washington 98110
Attn: Joseph Davy
E-mail: [*]

with a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC
950 Third Avenue
19th Floor
New York, NY 10022
Attn: Louis Taubman, Esq.
Email: [*]
Phone: [*]

If to the Holder, to the address of such Holder as set forth in the Warrant Register.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the ListCo, whether such liability is asserted by the ListCo or by creditors of the ListCo.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The ListCo agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to the restrictions on transfer set forth in this Warrant and compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the ListCo and the successors and permitted assigns of Holder; provided, that the ListCo shall have no right to assign this Warrant or is obligations hereunder except to a Successor Entity in the event of a Fundamental Transaction. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the ListCo, on the one hand, and the Holder of this Warrant, on the other hand.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the ListCo has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Banzai International, Inc.

By:
Name:	Joe Davy
Title:	Chief Executive Officer

NOTICE OF EXERCISE

To: Banzai International, Inc.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the ListCo pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)
Address:
(Please Print)
Phone Number:
Email Address:
Dated: _______________ __, ______

Holder’s Signature:
Holder’s Address:

EXHIBIT G

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 2, 2026, by and between Banzai International, Inc., a Delaware corporation (the “Company”), and ConnectAndSell, Inc., a Delaware corporation (the “Holder”). Each of the Holder and the Company is herein referred to as a “Party”, and collectively, the “Parties”.

WHEREAS, upon the terms and subject to the conditions of the Asset Purchase Agreement, dated as of July 2, 2026, by and between the Company and the Holder (the “Purchase Agreement”), the Company has agreed to issue to the Holder, (a) pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of the Company’s Class A common stock, par value US$0.0001 per share (“Common Stock”), and (b) shares of Common Stock, in each case, pursuant to the Purchase Agreement; and

WHEREAS, to induce the Holder to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1.
Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:
(a)
“Advice” shall have the meaning set forth in Section 7(d).
(b)
“Allowed Delay” shall have the meaning set forth in Section 4(j).
(c)
“Company 5-Day VWAP” means the volume-weighted average price of the Company’s Class A Common Stock over the five (5) consecutive Trading Days immediately preceding the applicable date of determination.
(d)
“Effectiveness Date” means, with respect to the Initial Registration Statement required to be filed hereunder, the 90th calendar day following the Closing Date (or, in the event of a “full review” by the Commission, the 120th calendar day following the Closing Date) and with respect to any additional Registration Statements which may be required pursuant to Section 2(d), Section 2(e) or Section 4(c), the 60th calendar day following the date on which an additional Registration Statement is required to be filed hereunder (or, in the event of a “full review” by the Commission, the 120th calendar day following the date such additional Registration Statement is required to be filed hereunder); provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the second (2nd) Trading Day following the date on which the Company is so notified if such date precedes the dates otherwise required above, provided, further, if such Effectiveness Date falls on a day that is not a Trading Day, then the Effectiveness Date shall be the next succeeding Trading Day.
(e)
“Effectiveness Period” shall have the meaning set forth in Section 2(a).

(f)
“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 30th calendar day following the Closing Date and, with respect to any additional Registration Statements which may be required pursuant to Section 2(d), Section 2(e) or Section 4(c), the earliest practicable date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities.
(g)
“Holder” or “Holders” means ConnectAndSell, Inc. and its permitted successors and assigns that hold Registrable Securities from time to time.
(h)
“Holder Fraud” means any Fraud (as defined in the Purchase Agreement) committed by the Holder.
(i)
“Indemnified Party” shall have the meaning set forth in Section 6(c).
(j)
“Indemnifying Party” shall have the meaning set forth in Section 6(c).
(k)
“Initial Registration Statement” means the initial Registration Statement filed pursuant to this Agreement.
(l)
“Losses” shall have the meaning set forth in Section 6(a).
(m)
“Piggyback Registration” shall have the meaning set forth in Section 3(a).
(n)
“Plan of Distribution” shall have the meaning set forth in Section 2(a).
(o)
“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the Commission pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
(p)
“Registrable Securities” means, as of any date of determination, (i) all shares of Common Stock issued or issuable to the Holder pursuant to the Purchase Agreement (the “Shares”), including any Shares issued or issuable as Closing Consideration, Earn-Out Consideration or True-Up Shares (each as defined in the Purchase Agreement), (ii) all shares of Common Stock then issued and issuable upon exercise of the Pre-Funded Warrants issued pursuant to the Purchase Agreement (assuming on such date the Pre-Funded Warrants are exercised in full without regard to any exercise limitations therein), (iii) any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Pre-Funded Warrants (without giving effect to any limitations on exercise set forth in the Pre-Funded Warrants) and (iv) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (x) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (y) such Registrable Securities have been previously sold in accordance with Rule 144, or (z) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter from counsel to the Company to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holder.
(q)
“Registration Statement” means any registration statement required to be filed hereunder pursuant to Section 2(a) and any additional registration statements contemplated by Section 2(d), Section 2(e) or Section 4(c), including (in each case) the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.
(r)
“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
(s)
“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.
(t)
“Selling Stockholder Questionnaire” shall have the meaning set forth in Section 4(a).
(u)
“SEC Guidance” means (i) any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and (ii) the Securities Act.
(v)
“Trading Day” means a day on which the Trading Market on which the Common Stock is primarily listed or quoted is open for business.
(w)
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, or the New York Stock Exchange (or any successors to any of the foregoing).
(x)
“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.
(y)
“Written Request” shall have the meaning set forth in Section 3(a).
2.
Registration.
(a)
On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Each Registration Statement filed hereunder shall be on Form S-3 (or, if Form S-3 is not then available to the Company, on Form S-1 or such other appropriate form available under the Securities Act for such purpose) and shall contain (unless otherwise directed by the Holder) substantially the “Plan of Distribution” attached hereto as Annex A and substantially the “Selling Stockholder” section attached hereto as Annex B. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause a Registration Statement filed under this Agreement (including, without limitation, under Section 2(d), Section 2(e) or Section 4(c)) to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed, delivered, and acceptable to the Transfer Agent and the Holder (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 p.m. (New York City time) on a Trading Day. The Company shall immediately notify the Holder via e-mail of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 a.m. (New York City time) on the Trading Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424.
(b)
Notwithstanding the registration obligations set forth in Section 2(a), if the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly inform the Holder thereof and use its commercially reasonable efforts to file one or more amendments to the Initial Registration Statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering, subject to the provisions of Section 2(c); provided, however, that prior to filing any such amendment, the Company shall be obligated to use diligent efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09. The Company shall keep the Holder reasonably informed of material developments with respect to any registration or matters pursuant to this Section 2(b), including providing the Holder with copies of any material written submissions to the Commission with respect thereto within a reasonable time after such submissions are made; provided, however, that nothing in this Section 2(b) shall require the Company to delay or refrain from making any filing or submission to the Commission or to obtain the Holder’s consent prior to any such filing or submission.
(c)
Notwithstanding any other provision of this Agreement, if the Commission or any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), the Company shall give the Holder at least five (5) Trading Days prior written notice, and any cut-back imposed on the Holder pursuant to this Section 2(c) shall be applied to the Registrable Securities that the Holder shall designate.
(d)
In the event the Company amends the Initial Registration Statement in accordance with the foregoing, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as so amended.
(e)
If Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.
(f)
Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name the Holder or any affiliate of the Holder as an “underwriter,” in any Registration Statement or otherwise, without the prior written consent of the Holder.
(g)
If (i) the Registration Statement is not declared effective by the staff of the SEC by the earlier of the (A) 90th calendar day following the Closing Date (or, in the event of a “full review” by the Commission, the 120th calendar day following the Closing Date) and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review, or (ii) after the effective date of the Registration Statement, the Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holder is otherwise not permitted to utilize the prospectus therein to resell such Registrable Securities, for more than fifteen (15) consecutive calendar days or more than an aggregate of twenty (20) calendar days (which need not be consecutive calendar days) during any 12-month period (excluding, in each case, any days occurring during an Allowed Delay) (any such failure or breach specified in the immediately preceding clauses (i) and (ii) being referred to as an “Event”, and for purposes of clause (i), the date on which such Event occurs, and for purpose of clause (ii) the date on which such fifteen (15) or twenty (20) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holder may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to the Holder, within five (5) days after receiving written notice of such Event an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the result of the Company 5-Day VWAP multiplied by the number of shares of Registrable Securities held by the Holder (assuming full exercise of any Pre-Funded Warrants). The Parties agree that the maximum aggregate liquidated damages payable to the Holder under this Agreement shall be 10.0% multiplied by the result of the Company 5-Day VWAP multiplied by the number of shares of Registrable Securities held by the Holder (assuming full exercise of any Pre-Funded Warrants). If the Company fails to pay any partial liquidated damages pursuant to this Section 2(g) in full when due, the Company will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. Notwithstanding the foregoing, the total aggregate amount of liquidated damages payable under this Section 2(g) and Section 4(o), along with any other penalties incurred by the Company under this Agreement and under the Purchase Agreement shall not exceed 10% of the total Purchase Price in any event.
3.
Right to Piggyback.
(a)
Primary Offerings. If the Company proposes to register any of its Common Stock in a public offering (other than a registration statement on Form S-4 or S-8 or filed in connection with an exchange offer or offering of securities solely to the Company’s existing securityholders) (a “Piggyback Registration”), then, as soon as practicable (but in no event less than five (5) Business Days prior to the proposed date of filing of such registration statement), the Company will provide notice of the Piggyback Registration to the Holder. If the Holder desires to participate in the Piggyback Registration, the Holder shall provide to the Company, within two (2) Business Days of receipt of such written notice, a binding and irrevocable written request (a “Written Request”), stating the Holder’s desire to be included in the

Piggyback Registration and the number of Registrable Securities the Holder has requested to be included in the Piggyback Registration. If the Company receives a Written Request from the Holder electing to participate in a Piggyback Registration, the Company shall cause to be included in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received a Written Request; provided, if a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration, based on the following order of priority: (i) first, the securities the Company proposes to sell, and (ii) second, the number of Registrable Securities of the Holder requested hereunder to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect.
(b)
Selection of Investment Banks. The Holder will have no right to select, opine on or make any recommendation regarding the investment banker(s) and manager(s) for any Piggyback Registration.
(c)
Withdrawal of Registration. The Company shall have the right to terminate or withdraw any Piggyback Registration before the effective date of such registration, whether or not the Holder has elected to include Registrable Securities in such registration.
4.
Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:
(a)
Not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than two (2) Trading Days prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), (i) furnish to the Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of the Holder, and (ii) cause its officers and directors, counsel and independent registered public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of counsel to the Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holder shall reasonably object in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after the Holder has been so furnished copies of a Registration Statement or two (2) Trading Days after the Holder has been so furnished copies of any related Prospectus or amendments or supplements thereto. The Holder agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Annex C (a “Selling Stockholder Questionnaire”) on a date that is not less than two (2) Trading Days prior to the Filing Date or by the end of the fourth (4th) Trading Day following the date on which the Holder receives draft materials in accordance with this Section.
(b)
(i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the

Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to the Holder true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its Subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holder thereof set forth in such Registration Statement as so amended or in such Prospectus as so amended or supplemented.
(c)
If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of Registrable Securities then registered in a Registration Statement, file as soon as reasonably practicable, but in any case, prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holder of not less than the number of such remaining Registrable Securities.
(d)
Notify in writing the Holder of Registrable Securities registered for resale under any Registration Statement (which notice shall, if given pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the related Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than one (1) Trading Day prior to such filing) (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that, upon the advice of legal counsel, the Company reasonably believes is material and would require additional disclosure by the Company in the Registration Statement or Prospectus of such information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement or the Prospectus would be expected, in the reasonable determination of the Company, upon the advice of legal counsel, to cause the Registration Statement or the Prospectus to fail to comply with applicable disclosure requirements; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its Subsidiaries, and the Company agrees that the Holder shall not have any duty of confidentiality to the Company or any of its Subsidiaries and shall not have any duty to the Company or any of its Subsidiaries not to trade on the basis of such information.

(e)
Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.
(f)
Furnish to the Holder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by the Holder, and all exhibits to the extent requested by the Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.
(g)
Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Holder in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 4(d).
(h)
Prior to any resale of Registrable Securities by the Holder, use its commercially reasonable efforts to register or qualify or cooperate with the Holder in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as the Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.
(i)
If requested by the Holder, cooperate with the Holder to facilitate the timely preparation and delivery of certificates or book entry statements, as applicable, representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates or book entry statements shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Holder may request.
(j)
Upon the occurrence of any event contemplated by Section 4(d), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare a supplement or amendment, including a post-effective amendment, to a Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither a Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holder in accordance with clauses (iii) through (vi) of Section 4(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, then the Holder shall suspend use of such Prospectus. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 4(j) to suspend the availability of a Registration Statement and Prospectus pursuant to clauses (iii) through (vi) of Section 4(d)

on not more than two (2) occasions or for more than ninety (90) total calendar days (which need not be consecutive days), in each case during any 12-month period (the “Allowed Delay”).
(k)
Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Holder in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holder is required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.
(l)
The Company shall use its commercially reasonable efforts to maintain its eligibility to use Form S-3 (or any successor form thereto) for the registration of the resale of Registrable Securities.
(m)
If at any time the Commission takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires the Holder to be named as an “underwriter,” the Company shall use commercially reasonable efforts to persuade the Commission that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the Holder is not an “underwriter”.
(n)
The Company may require the Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by the Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares.
(o)
Until the date on which the Holder or its assignees shall have sold all Registrable Securities of the Company so held by them, the Company shall file with or furnish to the SEC when required by the Federal Securities Laws all reports or information required to be filed with or furnished to the SEC under the Securities Laws, shall not terminate its status as an issuer required to file reports under the Exchange Act and shall otherwise comply in all material respects with its reporting obligations under the Securities Laws. In the event that the Company fails to comply fully with the preceding sentence and such failure prevents or restricts the Holder or its assignees from selling or transferring Registrable Securities of the Company held by them, then, in addition to any other rights the Holder may have hereunder, under the Purchase Agreement or under applicable Law, for each attempted sale or transfer that is prevented, restricted, postponed or otherwise limited due to such failure (each an “Impacted Transfer”), the Company shall, within five (5) days after receiving written notice of such Impacted Transfer, pay to the Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to $5,000.00 per Impacted Transfer. If the Company fails to pay any partial liquidated damages pursuant to this section when due, the Company will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full, provided, however, the total amount of liquidated damages payable, along with any other penalties incurred by the Company under this Agreement and under the Purchase Agreement shall not exceed 10% of the total Purchase Price in any event.
(p)
Notwithstanding anything to the contrary in this Agreement, if the Company fails to file a Registration Statement on or prior to any Filing Date due to the Holder’s failure to provide information necessary to file such Registration Statement timely as required under the Purchase Agreement, the Company’s obligation with respect to such Filing Date shall be extended for no less than ten (10)

Business Days following receipt by the Company of such information provided by the Holder. In addition, notwithstanding anything to the contrary in this Agreement, if the Company fails to cause a Registration Statement to be declared effective on or prior to any Effectiveness Date due to the Holder’s failure to provide information necessary to file such Registration Statement timely, the applicable Effectiveness Date shall be extended for no less than ten (10) Business Days following receipt by the Company of such information provided by the Holder.
5.
Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) with respect to (A) filings made with the Commission, (B) filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (C) compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement and (vii) fees and expenses of one legal counsel to the Holder, not to exceed $25,000 with respect to each such registration. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of the Holder or, except to the extent provided in this Agreement or in the Purchase Agreement, any legal fees or costs of the Holder.
6.
Indemnification.
(a)
Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend, and hold harmless the Holder, the officers, directors, members, stockholders, managers, partners, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of the Holder, each Person who controls the Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, managers, partners, agents, investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company or its agents of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (i) such untrue or alleged untrue statements or omissions or alleged omissions are based upon information regarding the Holder furnished in writing to the Company by the Holder expressly for use therein, or to the extent that such information relates to the Holder or the Holder’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by the Holder expressly for use in such Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Section 4(d)(iii)-(vi), the use by the Holder of a Prospectus that is outdated, defective or otherwise unavailable pursuant to the terms hereof for use by the Holder after the Company has notified the Holder in writing that the Prospectus is outdated, defective or otherwise unavailable for use by the Holder and prior to the receipt by the Holder of the Advice contemplated in Section 7(d). The Company shall notify the Holder promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by the Holder.
(b)
Indemnification by Holders.
(i)
Subject to the other terms and conditions of this Section 6, the Holder shall indemnify and defend the Company, and its directors, officers, and employees (“Company Indemnities”), to the fullest extent permitted by applicable law, against and shall hold the Company Indemnities harmless from and against, and shall pay and reimburse each of them for, any and all Losses, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is contained in any information regarding the Holder furnished in writing by the Holder to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to the Holder’s proposed method of distribution of Registrable Securities and such proposed method of distribution was reviewed and expressly approved in writing by the Holder expressly for use in such Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose).
(ii)
Except with respect to Holder Fraud, the Holder shall not be liable to Company Indemnities until the aggregate amount of all Losses in respect of indemnification under Section 6(b)(i) exceeds $25,000 (“Holder Deductible”), in which event the Holder shall be required to pay or be liable for all such Losses from and over the Holder Deductible; provided that in no event shall the liability of the Holder hereunder be greater in amount than the value of the Holdback Shares (as defined in the Purchase Agreement) as of the Closing Date, determined by reference to the Company 5-Day VWAP as of the Closing Date; provided further, that with respect to Losses arising from Holder Fraud, the Holder shall be liable for such Losses without regard to the foregoing limitation; and provided further, that in no event shall the Holder be liable for Losses hereunder in excess of the aggregate Purchase Price actually received by the Holder.
(c)
Conduct of Indemnification Proceedings.

(i)
Any party that has an indemnification obligation under this Section 6 is referred to herein as an “Indemnifying Party” and any party that is entitled to indemnification under this Section 6 is referred to herein as an “Indemnified Party”.
(ii)
In order to make a claim for indemnification hereunder, the Indemnified Party must provide written notice (a “Claim Notice”) of such claim to the Indemnifying Party, which Claim Notice shall include (A) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known, and (B) the amount of Losses suffered by the Indemnified Party in connection with the claim to the extent known or reasonably estimable. Should any claim by or involving a third party (including any Governmental Authority) that is not a party to this Agreement (or an Affiliate thereof) for which an Indemnifying Party has an indemnification obligation under the terms of this Agreement (a “Third-Party Claim”), the Indemnified Party shall notify the Indemnifying Party in writing (a “Third-Party Claim Notice”) within a reasonable time after such Third-Party Claim arises and is known to the Indemnified Party, including all of the details required to be included in a Claim Notice. No delay on the part of the Indemnified Party to provide the Indemnifying Party a Claim Notice or Third-Party Claim Notice shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is actually prejudiced as a result thereof.
(iii)
Upon the receipt of a Third Party Claim Notice, the Indemnifying Party shall assume the defense at its expense, and with counsel selected by the Indemnifying Party; provided that, the Indemnified Party is entitled to select and employ separate counsel and to participate in the defense of such claim, at the Indemnified Party’s expense. If the Indemnifying Party shall have failed to assume the defense of such claim within a reasonable time after receipt of the Third Party Claim Notice, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any Losses resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent, not to be unreasonably withheld.
(iv)
If the matter specified in the Claim Notice relates to any Action or Loss that is not a Third Party Claim, the Indemnifying Party shall have 30 days after its receipt of such Claim Notice to respond in writing to such claim. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.
(v)
The Losses for which indemnification is provided under this Section 6 shall be calculated net of any insurance proceeds actually received by the Indemnified Party on account thereof; provided, that the obligation of the Indemnifying Party shall include all costs or expenses incurred by the Indemnified Party in connection with such matter or claim including, without limitation, collection costs, enforcement costs, Taxes, or deductibles incurred in connection therewith.
(d)
Except for equitable remedies, from and after the Closing Date, the indemnification provided in this Section 6 shall constitute the sole and exclusive remedy of the Indemnified Party for monetary damages with respect to any Losses. For clarity, the survival periods and liability limits set forth in this Section 6 shall control notwithstanding any statutory or common law provisions or principles to the contrary.
7.
Miscellaneous.

(a)
Remedies. In the event of a breach by the Company or by the Holder of any of their respective obligations under this Agreement, the Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and the Holder agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.
(b)
Listing. The Company shall use commercially reasonable efforts to maintain the listing of all Registrable Securities covered by a Registration Statement on the Nasdaq Capital Market.
(c)
Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of the Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rule 144), and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including providing any legal opinions relating to such sale pursuant to Rule 144, as appropriate.
(d)
Discontinued Disposition. By its acquisition of Registrable Securities, the Holder agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4(d)(iii) through (vi), the Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed. The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.
(e)
Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended or modified, and waivers of or consents to departures from the provisions of this Agreement may not be given, unless the same shall be in writing and signed by the Company and the Holder. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of or departure from any provision of this Agreement unless the same consideration also is offered to the Holder.
(f)
Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other internationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:
(i)
If to the Company, to:

435 Ericksen Ave, Suite 250

Bainbridge Island, Washington 98110

Attn: Joseph Davy

E-mail: [*]

with a copy (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 Third Avenue

19th Floor

New York, NY 10022

Attn: Louis Taubman, Esq.

Email: [*]

Phone: [*]

(ii)
If to the Holder, to:

ConnectAndSell, Inc.

50 University Avenue, Ste B310

Attn: Jonti McLaren, President

E-mail: [*]

with a copy (which shall not constitute notice) to:

Dentons US LLP

1221 Avenue of the Americas

New York, NY 10020

Attention: Ilan Katz

E-mail: [*]

(g)
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective successors and permitted assigns and shall inure to the benefit of the Holder. The Indemnified Parties are intended third-party beneficiaries of Section 6. The Holder may transfer or assign, in whole or from time to time in part, to one or more Persons its rights hereunder in connection with the transfer of Registrable Securities by the Holder to such Person and the Company shall include such assignee as a Selling Stockholder in the next amendment to the Registration Statement then in effect with respect to the Registrable Securities that the Company files; provided that the Holder complies with all Laws applicable to such transfer or assignment and provides written notice of assignment to the Company promptly after such assignment is effected, and such Person agrees in writing to be bound by all of the provisions contained herein. The Company may not assign (whether by operation of law or otherwise) its rights or obligations hereunder without the prior written consent of the Holder; provided, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Holder in connection with such transaction unless such securities are otherwise freely tradable by the Holder after giving effect to such transaction.
(h)
No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holder in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any of its Subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.
(i)
Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.
(j)
Governing Law. This Agreement and all related Proceedings shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. Each Party hereto (i) agrees that any Action by such Party seeking any relief whatsoever arising out of, or in connection with, this Agreement or the Transactions shall be exclusively in the Delaware Chancery Court, or, if the Delaware Chancery Court does not have subject matter jurisdiction, in the federal courts located in the State of Delaware, and not in any other State or Federal court in the United States of America or any court in any other country; (ii) agrees to submit to the exclusive jurisdiction of such courts for purposes of all Actions arising out of, or in connection with, this Agreement or the Transactions; (iii) waives and agrees not to assert any objection that it may now or hereafter have to the laying of the venue of any such Action brought in such a court or any claim that any such Action brought in such a court has been brought in an inconvenient forum; and (iv) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
(k)
Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.
(l)
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
(m)
Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.
(n)
Relationship of the Parties. Nothing contained herein and no action taken by the Holder pursuant hereto shall be deemed to constitute the Holder and the Company as a partnership, an association, a joint venture or any other kind of group or entity. The use of a single agreement with respect to the obligations of the Company contained herein was solely in the control of the Company.

********************

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

CONNECTANDSELL, INC.
a Delaware corporation

By:
Name:
Title:

BANZAI INTERNATIONAL, INC.
a Delaware corporation

By:
Name:
Title:

Annex A

Plan of Distribution

The Selling Stockholder (the “Selling Stockholder”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•
an exchange distribution in accordance with the rules of the applicable exchange;
•
privately negotiated transactions;
•
settlement of short sales;
•
in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
a combination of any such methods of sale; or
•
any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.

In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

The Company agrees to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Annex B

SELLING SHAREHOLDER

The common stock being offered by the selling shareholder are those previously issued to the selling shareholder, and those issuable to the selling shareholder, upon exercise of the pre-funded warrants. For additional information regarding the issuances of those shares of common stock and pre-funded warrants, see “Asset Purchase and Issuance of Shares of Common Stock and Pre-Funded Warrants” above. The Company is registering the shares of common stock in order to permit the selling shareholder to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the pre-funded warrants and the transactions contemplated by the Purchase Agreement, the selling shareholder has not had any material relationship with us within the past three years.

The table below lists the selling shareholder and other information regarding the beneficial ownership of the shares of common stock by the selling shareholder. The second column lists the number of shares of common stock beneficially owned by the selling shareholder, based on its ownership of the shares of common stock and pre-funded warrants, as of ________, 2026, assuming exercise of the pre-funded warrants held by the selling shareholder on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholder.

In accordance with the terms of a registration rights agreement with the selling shareholder, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling shareholder pursuant to the Asset Purchase Agreement described above and (ii) the maximum number of shares of common stock issuable upon exercise of the related pre-funded warrants, determined as if the outstanding pre-funded warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration rights agreement, without regard to any limitations on the exercise of the pre-funded warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholder pursuant to this prospectus.

The selling shareholder may sell all, some, or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering

Annex C

Banzai International, Inc.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Banzai International, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.
(a)	Full Legal Name of Selling Stockholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone:
E-Mail: _____________________________________________________________________
Contact Person:

3. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes ☐ No ☐

(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐ No ☐

Note:	If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
(c)	Are you an affiliate of a broker-dealer?

Yes ☐ No ☐

(d)

If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐ No ☐

Note:	If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Purchase Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Stockholder:

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors, or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date: ________	Beneficial Owner:
By:
Name:
Title:

PLEASE EMAIL A .PDF COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

EXHIBIT H

FORM OF EMPLOYEE INDEBTEDNESS NOTE

THE SECURITY REPRESENTED BY THIS NOTE WAS ORIGINALLY ISSUED AS OF July 2, 2026, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

promissory note

Original Principal Amount: $1,800,000.00	July 2, 2026

FOR VALUE RECEIVED, the undersigned, Banzai International, Inc., a Delaware corporation (“Maker”), hereby promises to pay to ConnectAndSell, Inc., a Delaware corporation (together with its successors and registered assigns, “Payee”), the principal amount of One Million Eight Hundred Thousand and 00/100 Dollars ($1,800,000.00) (the “Original Principal Amount” and the principal amount of this Note, the “Loan”), together with all accrued interest thereon as provided in this Promissory Note (this “Note”), and all other amounts due and payable under this Note in accordance with its terms.

This Note has been executed and delivered by Maker pursuant to Section 8.3(f) of that certain Asset Purchase Agreement, dated as of July 2, 2026 (as amended in accordance with its terms and in effect from time to time, the “Purchase Agreement”), by and between Maker and Payee. Pursuant to the Purchase Agreement, Maker is required to pay to Payee the deferred portion of the Closing Consideration described in Section 3.1(b)(iii) of the Purchase Agreement, and the Original Principal Amount is equal to such deferred portion of the Closing Consideration. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

1. Definitions.

For purposes of this Note, the following capitalized terms shall have the respective meanings assigned to them below:

“Applicable Rate” means 8.0% per annum.

“Change of Control” means (a) any Person or group of Persons within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the outstanding equity interests of Maker; or (b) the sale of all or substantially all of the consolidated assets of Maker and its subsidiaries, on a consolidated basis; provided, however, that “Change of Control” shall not include (x) any issuance or sale of equity interests of Maker in connection with any equity financing, capital markets transaction or strategic minority investment in which no Person or group of Persons acquires beneficial ownership of more than fifty percent (50%) of the outstanding equity interests of Maker, (y) any internal reorganization or restructuring among Maker and its Affiliates, or (z) any transaction approved by the board of directors of Maker in which the holders of the outstanding equity interests of Maker immediately prior to such transaction continue to hold at least fifty percent (50%) of the outstanding equity interests of the surviving or resulting entity immediately following such transaction.

“Default” means any of the events specified in Section 5 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 5 would, unless cured or waived, become an Event of Default.

“Default Rate” means 10.0% per annum, compounded daily.

“Event of Default” has the meaning set forth in Section 5.

“Loan” has the meaning set forth in the introductory paragraph.

“Maker” has the meaning set forth in the introductory paragraph.

“Maturity Date” means the date that is twelve (12) months following the Closing Date.

“Note” has the meaning set forth in the introductory paragraph.

“Organizational Documents” means, for any Person, (a) the certificate or articles of incorporation or certificate of formation and bylaws of such Person if such Person is a corporation, (b) the certificate or articles of organization or formation and regulations, operating agreement or limited liability company agreement (or other similar governing document) of such Person if such Person is a limited liability company, (c) the certificate of limited partnership or certificate of formation and the limited partnership agreement of such Person if such Person is a limited partnership, or (d) the documents under which such Person was created and is governed if such person is not a corporation, limited liability company or limited partnership.

“Payee” has the meaning set forth in the introductory paragraph.

“Purchase Agreement” has the meaning set forth in the second introductory paragraph.

2. Interest and Fees.

(a) Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan shall bear interest at the Applicable Rate from the Closing Date until the Loan is paid in full, whether paid quarterly, upon acceleration, by prepayment or otherwise.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of the Loan and all other obligations hereunder shall bear interest at the Default Rate (without duplication, however, of interest that may accrue pursuant to Section 2(a) above) until such Event of Default is cured by Maker or is waived in writing by Payee.

(c) Computation. All computations of interest hereunder shall be made on the basis of a 365-day year and the actual number of days elapsed. Interest shall begin to accrue on the Loan on the Closing Date, and shall not accrue on any principal that is repaid for the day on which it is repaid.

(d) Interest Rate Limitation. If at any time the interest rate payable on the Loan shall exceed the maximum rate of interest permitted under applicable Law, such interest rate shall be reduced automatically to the maximum rate permitted.

3. Payment.

(a) Four Payments. Payment of the Principal and the accrued interest shall be due and payable in four (4) equal quarterly payments of principal and interest in the amounts specified on Annex I on the dates specified in Annex I (each a “Payment Date”). Each payment on each Payment Date shall be made in cash unless the Maker and Payee mutually agree that such payment shall be made in Shares. Notwithstanding anything herein to the contrary, the Company shall not issue any Shares pursuant to this Note to the extent that, after giving effect to such issuance, the aggregate number of shares of Common Stock issued pursuant to this Note and any other transactions required to be aggregated therewith under Nasdaq Listing Rule 5635 would exceed 19.99% of the Company's outstanding Common Stock immediately prior to the initial issuance under such transactions (the "Exchange Cap"), unless stockholder approval has been obtained in accordance with Nasdaq Listing Rule 5635.

(b) Optional Prepayments. Maker may prepay the outstanding amount of this Note in whole or in part, without premium or penalty, at any time, in cash unless the Maker and Payee mutually agree that such payment shall be made in Shares.

(c) Prepayment upon Change of Control. In the event of a Change of Control, Payee may, at its option, require Maker to prepay the entire unpaid principal amount, all unpaid accrued interest and all other amounts payable under this Note by delivering written notice to Maker not later than fifteen (15) Business Days following receipt of written notice from Maker of such Change of Control. Maker shall provide Payee with written notice of any

Change of Control not less than fifteen (15) Business Days prior to the anticipated consummation thereof (or, if prior notice is not practicable, promptly following such consummation). Any prepayment required pursuant to this Section 3(c) shall be made within fifteen (15) Business Days following Maker’s receipt of Payee’s election notice in cash. No premium or penalty shall be payable in connection with any prepayment made pursuant to this Section 3(c).

(d) Extension. Whenever any payment hereunder shall be stated to be due, or whenever any interest payment date or any other date specified hereunder would otherwise occur, on a day other than a Business Day, then, except as otherwise provided herein, such payment shall be made, and such interest payment date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder.

(e) Application of Payment. All payments under this Note shall be applied (i) first, to any fees, costs, expenses and other amounts (other than principal and interest) due Payee; (ii) second, to accrued but unpaid interest; and (iii) third, to the payment of the principal amount outstanding under this Note.

(f) Rescission of Payments. If at any time any payment made by Maker under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Maker or otherwise, Maker’s obligation to make such payment shall be reinstated as though such payment had not been made.

(g) Calculation of Shares. Any Shares issued in payment of amounts due hereunder shall be valued based on the VWAP of such Shares for the five (5) trading days immediately preceding the applicable payment date.

4. Representations and Warranties. Maker hereby represents and warrants to Payee on the date hereof as follows:

(a) Power and Authority. Maker has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

(b) Authorization; Execution and Delivery. The execution and delivery of this Note by Maker and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. Maker has duly executed and delivered this Note.

(c) No Approvals. Except for such consents obtained by Maker on or before the date hereof, no consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for Maker to execute, deliver or perform any of its obligations under this Note.

(d) No Violations. The execution and delivery of this Note and the consummation by Maker of the transactions contemplated hereby do not and will not (i) violate any provision of Maker’s Organizational Documents; (ii) violate any Law applicable to Maker or by which any of its properties or assets may be bound; or (iii) constitute a default under any material agreement or contract by which Maker or its properties may be bound.

(e) Enforceability. This Note is a valid, legal and binding obligation of Maker, enforceable against Maker in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5. Events of Default. The occurrence of any one or more of the following events or conditions shall constitute an event of default (each, an “Event of Default”):

(a) Failure to Pay. Maker shall fail to pay when due any amount of principal of, or interest on, this Note, and such failure shall continue for a period of ten (10) Business Days following Maker’s receipt of written notice of such failure from Payee to Maker.

(b) Bankruptcy.

(i) Maker commences any case, proceeding or other action (A) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Maker makes a general assignment for the benefit of its creditors;

(ii) There is commenced against Maker any case, proceeding or other action of a nature referred to in Section 5(b)(i) which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days;

(iii) There is commenced against Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(iv) Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 5(b)(i), Section 5(b)(ii) or Section 5(b)(iii); or

(v) A final, non-appealable judgment is entered against Maker by a court of competent jurisdiction for the payment of money in excess of $500,000 (individually or in the aggregate) and such judgment remains unsatisfied and in effect for a period of sixty (60) days after the date thereof without a stay of execution.

(c) Dissolution. Maker shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), or (ii) permanently cease the conduct of substantially all of its business operations, or (iii) take any corporate action to authorize any of the actions or events set forth above in this Section 5(c); provided, however, that none of the following shall constitute an event described in clause (ii): any restructuring, reorganization, operational pivot, product line change, discontinuation or temporary suspension of any discrete business segment or product line, or any other operational adjustment undertaken in the ordinary course of business or in connection with a bona fide business strategy, so long as Maker continues to conduct business operations that are material in relation to its business taken as a whole.

(d) Covenants. Maker breaches in any material respect any covenant set forth in this Note and such breach is not cured within a period of thirty (30) days following receipt of written notice of such breach from Payee.

(e) Representations. Any representation or warranty made by Maker in this Note shall be untrue in any material respect when made.

6. Remedies. If any Event of Default occurs and is continuing, then Payee may take any or all of the following actions:

(a) declare the unpaid principal amount of this Note, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder to be immediately due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Maker; and

(b) exercise any and all rights and remedies available to Payee under this Note or applicable Law; provided, that, for the avoidance of doubt, acceleration of amounts due hereunder upon the occurrence of any Event of Default, including any Event of Default described in Section 5(b), shall require an affirmative election by Payee in accordance with this Section 6.

7. Covenants.

(a) Maker shall maintain its corporate existence and good standing under the laws of its jurisdiction of organization; provided, however, that Maker may merge or consolidate with any other Person, or sell all or substantially all of its assets, so long as (i) the surviving or acquiring entity assumes all of Maker’s obligations under this Note in writing and (ii) no Event of Default has occurred and is continuing or would result therefrom (after giving effect to any applicable cure periods).

(b) Maker shall maintain proper books of account and records relating to its business and financial condition in accordance with GAAP applied on a consistent basis. Payee or its Representatives may, upon not less than ten (10) Business Days’ prior written notice and during normal business hours, examine and inspect such books and records solely to the extent reasonably necessary to verify Maker’s compliance with its payment obligations under this Note; provided, that (i) such examination and inspection rights shall be limited to no more than two (2) times during any twelve (12)-month period, unless an Event of Default has occurred and is continuing, (ii) Payee and its Representatives shall maintain the confidentiality of all information obtained in connection with any such examination or inspection in accordance with Section 8.1 of the Purchase Agreement, mutatis mutandis, and (iii) Payee shall not be entitled to access any competitively sensitive information of Maker, including strategic plans, proprietary technology, trade secrets or forward-looking business information, except to the extent such information is directly relevant to Maker’s ability to satisfy its payment obligations hereunder.

8. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Payee, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by applicable Law.

9. Setoff and Recoupment. The obligations of Maker under this Note shall not be subject to any right of setoff or recoupment.

10. Miscellaneous.

(a) Timing. All dates and times specified in this Note are of the essence and shall be strictly enforced.

(b) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be delivered in accordance with the notice provisions set forth in Section 13.4 of the Purchase Agreement, which are hereby incorporated herein by reference, mutatis mutandis.

(c) Amendment. No amendment of any provision of this Note shall be valid unless the same shall be in writing and signed by Maker and Payee.

(d) Governing Law; Venue.

(i) This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

(ii) Each party to this Note (i) hereby agrees that any litigation, Proceeding or other legal action brought in connection with or relating to this Note or any matters contemplated hereby or thereby shall be brought exclusively in the courts of the State of Delaware, or, if that court does not have jurisdiction, the United States District Court for the District of Delaware; (ii) irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or Proceeding; (iii) hereby agrees that service of process, summons, notice or other document by mail to such party’s address set forth in Section 10(b) shall be effective service of process for any suit, action or other Proceeding brought in any such court; and (iv) hereby waives to the fullest extent permitted by Law any objection that it may now or hereafter have to the venue of any such litigation, Proceeding or action in any such court or that any such litigation, Proceeding or action was brought in an inconvenient forum.

(e) Waiver of Jury Trial. Each party to this Note acknowledges and agrees that any controversy which may arise under this Note is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any and all rights such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or related to this Note. Each party certifies and acknowledges that it: (a) understands and has considered the implications of this waiver; (b) makes this waiver voluntarily; (c) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver; and (d) has been induced to enter into this Note by, among other things, the mutual waiver in this Section 10(e).

(f) Certain Damages. Notwithstanding anything to the contrary contained in this Note, no party shall be liable under this Note for any punitive, special, incidental or indirect Damages (including loss of revenue, diminution in value, and any damages based on any type of multiple).

(g) Headings. The section headings contained in this Note are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Note.

(h) Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(i) Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Maker may not assign or transfer this Note or any of its rights or obligations hereunder without the prior written consent of Payee; provided, however, that Maker may assign this Note without Payee’s consent to any successor entity in connection with a merger, consolidation or reorganization, so long as such assignee assumes all of Maker’s obligations hereunder in writing and Maker remains responsible for any breach by such assignee. Notwithstanding the foregoing, Payee shall not assign or transfer this Note to any direct competitor of Maker or to any purchaser of distressed debt without the prior written consent of Maker. Any purported assignment in violation of this Section 11(i) shall be null and void.

(j) Counterparts. This Note may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Note delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Note.

(k) Entire Agreement. This Note, together with the Purchase Agreement and the other documents and instruments referred to herein and therein, constitutes the entire agreement between Maker and Payee with respect to the subject matter hereof and supersedes all prior negotiations, agreements, understandings and arrangements, both oral and written, between Maker and Payee with respect to such subject matter.

[signatures to follow]

IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date first written above.

BANZAI INTERNATIONAL, INC.,
a Delaware corporation

By:
Name:
Title:

[SIGNATURE PAGE TO PROMISSORY NOTE]

ANNEX I

	Beginning Balance	Payment Date	Scheduled Payment	Principal	Interest	Ending Balance
1	$1,800,000.00	October 1, 2026	$472,722.75	436,722.75	36,000.00	1,363,277.25
2	$1,363,277.25	January 1, 2027	$472,722.75	445,457.21	27,265.54	917,820.04
3	$917,820.04	April 1, 2027	$472,722.75	454,366.35	18,356.40	463,453.68
4	$463,453.68	July 1, 2027	$472,722.75	463,453.68	9,269.07	0.00